Exhibit (c)(3)

Strategic Valuation of

Sea Pines Associates, Inc.

Effective Date of Value:
November 1, 2003

Prepared For:
The Board of Directors
Sea Pines Associates, Inc.
Hilton Head Island, South Carolina 29928

Prepared By:
PKF Consulting
3340 Peachtree Road NE, Suite 580
Atlanta, Georgia 30326

Date of the Report:
October 31, 2003

October 31, 2003

The Board of Directors
Sea Pines Associates, Inc.
Hilton Head Island, SC 29938

Dear Board Members:

The accompanying report entitled “Strategic Valuation of Sea Pines Associates, Inc.” presents a summary of the findings and recommendations prepared in accordance with the terms of the contract dated September 21, 2003 between Sea Pines Associates, Inc. and PKF Consulting. The scope of work under this contract is outlined in the Table of Contents to the report and is further discussed in the Introduction to the report.

The contents of this report should not be construed as a full-narrative appraisal of the assets of Sea Pines Associates, Inc., but as a strategic review and test of the reasonableness of the asset valuations prepared by other appraisers or by internal review committees of the Board and management of Sea Pines Associates, Inc. The indications of value contained herein are based upon the information provided to PKF Consulting by Sea Pines Associates, Inc. and upon the analyses prepared independently by PKF Consulting in the completion of this assignment. PKF Consulting makes no representation that the indications of value contained in this report will ultimately be the values achieved of the various assets if they are offered for sale to third parties.

This report is intended solely for the internal review and consideration of the Board of Directors and management of Sea Pines Associates, Inc. It may not be distributed to third parties and its contents are not to be referred to or quoted in any public communication or release without the specific advance written authorization of PKF Consulting.

PKF Consulting acknowledges and expresses its gratitude for the excellent cooperation and assistance received from the Members of the Board of Directors, the Officers of Sea Pines Associates, Inc. and its staff.

Respectfully submitted,
PKF Consulting

Peter D. Keim, ISHC
Vice President

SECTION ONE INTRODUCTION
A. Introduction	1
B. Methodology	1
C. Sea Pines Associates, Inc.	2
SECTION TWO EXECUTIVE SUMMARY
A. Introduction	1
B. Findings	1
SECTION THREE SENSITIVITY ANALYSES
A. Introduction	1
B. Sensitivity Analyses	1
C. Conclusion and Recommendation	4
SECTION FOUR CORE ASSETS
I. The Inn and The Harbour Town Conference Center
A. Introduction	1
B. Hotel Market Analysis	1
C. Financial Projections	4
D. Value Estimate	10
E. Marketability and Long Term Recommendations	11
II. Harbour Town Golf Links
A. Introduction	1
B. Golf Market Analysis	1
C. Financial Performance	1
D. Financial Projections and Value Estimate	4
E. Marketability and Long Term Recommendations	9
III. Ocean and Sea Marsh Golf Courses
A. Introduction	1
B. Golf Market Analysis	1
C. Financial Performance	1
D. Financial Projections and Value Estimate	4
E. Marketability and Long Term Recommendations	9
IV. Sea Pines Racquet Club
A. Introduction	1
B. Value Estimate – As Is	1
C. Highest and Best Use Analysis	3
D. Value Estimate – Highest and Best Use	3
E. Marketability and Long Term Recommendations	6

i

V. Plantation Club
A. Introduction	1
B. Highest and Best Use Analysis – As If Vacant	1
C. Value Estimate	2
D. Fitness Center and The Lakehouse Restaurant	8
E. Marketability and Long Term Recommendation	8
VI. Beach Club
A. Introduction	1
B. Value Estimate	1
C. Marketability and Long Term Recommendation	4
VII. Rental Management
A. Introduction	1
B. Value Estimate	1
C. Marketability and Long Term Recommendation	3
VIII. Sea Pines Real Estate Company
A. Introduction	1
B. Value Estimate	1
C. Marketability and Long Term Recommendation	3
IX. Sea Pines Bike Shop
A. Introduction	1
B. Value Estimate	1
C. Marketability and Long Term Recommendation	3
SECTION FIVE NON-STRATEGIC ASSETS
I. Liberty Oak Parcel B
A. Introduction	1
B. Highest and Best Use	1
C. Value Estimate	2
D. Marketability and Recommendation	4
II. Liberty Oak Parcel C & D
A. Introduction	1
B. Highest and Best Use
C. Value Estimate
D. Marketability and Recommendation
III. Artist Area Parcel A & B
A. Introduction	1
B. Highest and Best Use	1
C. Value Estimate	2
D. Marketability and Recommendation	4
IV. Cottage Site, Saddlebag Site and The Harbour Town Bakery

ii

A. Introduction	1
B. Highest and Best Use Analysis - As If Vacant	1
C. Value Estimate	2
D. Harbour Town Bakery	3
E. Marketability and Long Term Recommendation	5
V. Sea Pines Center C-1 and C-4
A. Introduction	1
B. Highest and Best Use Analysis - As If Vacant	1
C. Value Estimate	2
D. Marketability and Long Term Recommendation	2
SECTION SIX OTHER REAL ESTATE
I. Lawton Stables
A. Introduction	1
B. Value Estimate	1
C. Marketability and Recommendation	1
II. Welcome Center
A. Introduction	1
B. Value Estimate	1
C. Marketability and Recommendation	3

iii

SECTION ONE
INTRODUCTION

Introduction

A. INTRODUCTION

Sea Pines Associates (the “Company,” “SPA”) engaged PKF Consulting in September 2003 to provide advisory services related to:

1.	Determining the fair market value (“FMV”) of SPA as an ongoing business;

2.	Identifying and assessing the effects of the recent economic and geopolitical events on the current FMV of the Company;

3.	Determining the FMV of the undeveloped parcels of land owned by SPA;

4.	Evaluating the net effect that the sale of the undeveloped parcels of land owned by SPA would have on the market value of other Company-owned assets;

5.	Determining the break-up value of the Company if the assets were to be sold individually or in logically-related groups; and

6.	Identifying potential purchasers of selected clusters of Company-owned assets or SPA in its entirety.

This report presents a narrative of the findings, conclusions and recommendations based upon the six fundamental questions described above. Moreover, the report provides an independent strategic outlook for SPA particularly as it relates to maximizing shareholder value, and also regarding an optimal disposition approach to satisfy a $5.9 ±-million judgment, if necessary.

B. METHODOLOGY

The process undertaken to reach the conclusions and recommendations herein included:

1.	Meeting with representatives of SPA to gain an understanding of the Company, particularly related to the organization’s history, structure, reputation, and short- and long-term objectives;

2.	Interviewing managers and practitioners who assist in the operations of the Company;

3.	Interviewing other business leaders in the community, particularly individuals who are actively involved in real estate brokerage and development; timeshare operations; and lodging operations;

SECTION ONE	I-1

Introduction

4.	Analyzing the leisure and group visitation patterns on Hilton Head Island, including seasonality and the frequency and impact of special events;

5.	Analyzing the past five years of historical operating performance of each business unit within SPA and estimating “as is” values for each;

6.	Reviewing recent appraisals of the Inn at Harbour Town, Harbour Town Golf Links, Ocean and Sea Marsh Golf Courses, and five developable tracts of land within Sea Pines Plantation and concluding to an estimate of value for each, based primarily on anticipated highest and best uses;

7.	Identifying potential enterprises that might be interested in acquiring either individual assets or business units, a cluster of SPA’s assets or business units, or the whole company;

8.	Reviewing all pertinent leases affiliated with the Company, including the MCI Heritage Golf Classic, to understand the impact that SPA’s intangible assets have on the enterprise; and

9.	Developing estimates of the enterprise value of the Company through a sensitivity analysis, and presenting an estimated overall enterprise value of SPA.

The work on this project was conducted during the month of October 2003, using financial operating information about the Company as of August 31, 2003, and an interim balance sheet as at September 30, 2003.

C. SEA PINES ASSOCIATES, INC.

Sea Pines Associates, Inc. was formed in 1986 by a group of investors who acquired the assets of the Sea Pines Company from a Trustee in Bankruptcy. The Sea Pines Company had operated since the 1960s under the direction of Charles Fraser, who initiated the first master-planned resort community in the country on Hilton Head Island.

Since its inception in 1986, SPA has operated the various assets and business units within Sea Pines Plantation for the benefit of local residents, visiting resort guests and the shareholders of SPA. These assets and business units include the following, which we have segregated into three primary groups as illustrated in Table I-1 on the following page.

SECTION ONE	I-2

Introduction

TABLE I-1
SEA PINES ASSOCIATES, INC.
CLASSIFICATION OF ASSETS AND BUSINESS UNITS

CORE ASSETS
The Inn at Harbour Town and Harbour Town Conference Center
Harbour Town Golf Links
Ocean Course and Sea Marsh Golf Course
Sea Pines Racquet Club
Plantation Club
Beach Club
Sea Pines Rental Management
Sea Pines Real Estate Company
Sea Pines Bike Shop

NON-STRATEGIC ASSETS
Liberty Oak Parcel B
Liberty Oak Parcels C and D
Artists Area Parcel A and B
Cottage Site, Saddlebag Site and Harbour Town Bakery/Deli
Sea Pines Center Parcels C-1 and C-4

OTHER ASSETS AND INTANGIBLES
Lawton Stables
Welcome Center
Sea Pines Forest Preserve:
—Developable Parcel
—Other Land Parcels
Intangibles and Other Assets

Several Company-identified business units are included within some of the assets and business units listed above. These include Catering, which is included in the Inn at Harbour Town and Harbour Town Conference Center; the Heritage Grill, which is included in the Harbour Town Golf Links; the Lakehouse Restaurant and the Fitness Center, which are included in the Plantation Club; and the Heritage Golf Classic, which is included in the Harbour Town Golf Links.

In addition to the above identified assets and business operations, SPA operates a Corporate Services Division, which provides support to the various operating units in the form of management oversight, finance and accounting, human resources, property operations and maintenance, technology services, marketing services and membership sales.

Following is a description of the rationale used to classify the various assets and business units as shown.

SECTION ONE	I-3

Introduction

     1. CORE ASSETS

Core Assets are those operating units and/or asset groups that form the essential elements of Sea Pines Resort. Without any one or all of these, Sea Pines Resort would lose part or all of its identity and reputation in the world-wide market it serves. The synergy between these operating units is what drives the resort experience for guests who visit Sea Pines. Viewed otherwise, any responsible, competent and knowledgeable buyer of the Company would certainly insist on having absolute ownership and control over these assets and business units. Similarly, it would be imprudent for SPA to lose control over any one of these assets or business units if it intends to retain its pre-eminent position in the overall resort community.

The Core Assets include the Real Estate Brokerage and Rental Management business operations that generate significant cash flow for the Company, yet are not in and of themselves critical to the identity of the Company as a premier destination resort community. The biggest detriment to the Company through loss of control over these operations would be the impairment of cash flow from operations, which would likely have significant repercussions in the form of a restriction of the Company’s ability to take advantage of strategic opportunities that require liquidity for implementation.

     2. NON-STRATEGIC ASSETS

This classification includes principally the remaining developable parcels of land in and near Harbour Town. These land parcels, too, are not critical to the operation of Sea Pines Resort. Their benefit to the Company lies primarily in their residual land values, which are driven by their highest and best uses, as discussed further in this report. The disposition of these assets would not impair resort operations, as long as some degree of control over the ultimate use of the land parcels were retained through either restrictive covenants upon sale or perhaps some kind of joint-venture arrangement with a buyer.

     3. OTHER ASSETS AND INTANGIBLES

This asset classification includes all of the other non-critical assets of the Company that lend support to resort operations but which are not compelling necessities. It is unlikely that a buyer would be found to acquire these assets by themselves if only because of the extent of restrictive covenants that govern potential uses; their disposition would be most likely in a sale of the entire Company. A possible exception to this would be the Welcome Center, which could conceivably be converted through a sale-leaseback to external ownership, thus yielding some liquidity to the Company, but incurring an additional lease obligation.

The balance of this report presents a summary of the findings, conclusions and recommendations from the studies and analyses conducted.

SECTION ONE	I-4

Introduction

The first following section is the Executive Summary, in which the six issues first identified above are addressed explicitly. The subsequent sections present more detailed analyses that support the conclusions and recommendations derived from this project.

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SECTION ONE	I-5

SECTION TWO
EXECUTIVE SUMMARY

Executive Summary

A. INTRODUCTION

Sea Pines Associates, Inc. (“SPA” or the “Company”) retained PKF Consulting to prepare a strategic valuation of the assets of the Company for internal planning purposes by the Board of Directors. The work on this assignment was completed during the month of October 2003.

This report is intended to be strictly an internal, strategic planning document and not a full narrative appraisal of the Company’s assets prepared in conformity with the Uniform Standards of Professional Appraisal Practice. Therefore, it does not include descriptive analyses of Sea Pines Resort and Hilton Head Island and their environs, e.g., location, access, economic and demographic statistics, employment analyses and other market-related information. Such information is extraneous to the strategic purpose of the report, and it was assumed that the Board Members, as residents of or property owners within Sea Pines Plantation, are familiar with such information. Principal attention was focused on the critical elements of the valuation process due to the tight time constraints for the study’s completion.

The Board of Directors identified six questions at the outset of the engagement that focus on critical elements of the strategic planning process in which it is engaged. These questions are reproduced in the following sub-section of this Executive Summary along with PKF Consulting’s responses to them. In this form, they serve as an effective summary of the findings and recommendations of the overall engagement.

B. FINDINGS

The six questions and the responses to each are presented as follows:

“What is the current fair market value of SPA as an ongoing business? That is, what is it reasonable to expect a potential buyer would pay in today’s market for SPA and its assets?

PKF Consulting estimates that the current, “as-is” value of the assets of Sea Pines Associates, Inc. is approximately $103,070,000 in the aggregate. A responsible and competent prospective buyer will make his/her own determination of the net asset values, and may feel it is appropriate to apply some level of discount from total asset value when purchasing all assets and assuming all liabilities. We estimate that this discount could range up to as much as twenty percent (20%), depending upon the relative bargaining strengths of the parties to the negotiation. Therefore, it is possible that a buyer could pay a price in the range of $82,500,000 to $103,070,000 for all of the assets of Sea Pines Associates, Inc.

SECTION TWO	1

Executive Summary

     The estimated individual asset values and the valuation methods used are presented in Table II-1 below.

Table II-1

SEA PINES ASSOCIATES, INC.
ESTIMATED FAIR MARKET VALUES (AS-IS) OF COMPANY’S ASSETS

	Estimated Values
	Amount	Basis
CORE ASSETS
Harbour Town Golf Links	$29,200,000	Discounted Cash Flow
Ocean Course and Sea Marsh Golf Course	19,400,000	Discounted Cash Flow
The Inn at Harbour Town and Harbour Town Conference Center	13,600,000	Discounted Cash Flow
Sea Pines Real Estate Company	7,606,000	EBITDA Multiple
Sea Pines Rental Management	6,730,000	EBITDA Multiple
Plantation Club, net of estimated cost of new clubhouse/pro shop	2,025,000	EBITDA Multiple Plus Land Residual
Sea Pines Racquet Club	2,070,000	EBITDA Multiple Plus Land Residual
Beach Club	1,051,000	EBITDA Multiple
Sea Pines Bike Shop	281,000	EBITDA Multiple

	81,963,000

NON-STRATEGIC ASSETS
Liberty Oak Parcel B	3,000,000	Land Residual - Highest and Best Use
Liberty Oak Parcels C and D	4,050,000	Land Residual - Highest and Best Use
Artists Area Parcel A and B	1,740,000	Land Residual - Highest and Best Use
Cottage Site, Saddlebag Site and Harbour Town Bakery/Deli	1,107,000	Land Residual - Highest and Best Use
Sea Pines Center Parcels C-1 and C-4	560,000	Land Residual - Highest and Best Use

	10,457,000

OTHER ASSETS AND INTANGIBLES
Lawton Stables	210,000	Capitalized Rental Income
Welcome Center	3,500,000	Capitalized Rental Income
Sea Pines Forest Preserve:
—Developable Parcel	1,350,000	Internal Valuation
—Other Land Parcels	2,970,000	Internal Valuation
Intangibles and Other Assets	4,006,000	Internal Valuations

	12,036,000

Total of all Assets	$104,456,000
Less cost of 29 density units at $47,925/unit	-1,390,000

Net Total Value of all Assets (rounded)	$103,070,000

The values shown above for the Non-Strategic Assets assume the allocation of residential density units as illustrated in Scenario 3 of the Sensitivity Analysis included herein.

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SECTION TWO	2

Executive Summary

“To what extent is the current fair market value of the enterprise affected by recent depressed business conditions in the resort sector? What would be a reasonable estimate of the fair market value of the enterprise if more normal business conditions were restored within two to three years?

Recent economic conditions have affected the performance of resort properties from as little as two or three percent to over twenty-five percent, depending on the resort’s dependence on air transportation capacity for guest arrivals, the volume of convention and conference business accommodated, the driving distance from major population centers and other uncontrollable factors. The performance of the primarily competitive hotels on Hilton Head Island through the years from 1997 through August 2003 is instructive on the impact of recent events and economic conditions on the resort industry on the coast of South Carolina. Table II-2 below illustrates this in its measurement of total accommodated demand in room nights from 1997 through August 2003.

Table II-2

Hilton Head Island

Competitive Set Historical Demand
1997 through August 2003
Source: Smith Travel Research; PKF Consulting

As shown, total accommodated demand decreased by nearly 10.0 percent in 2001 compared to 2000, but then increased slightly (2.5%) in 2002. For the year-to-date in 2003, demand is down by 2.4% compared to the same period a year ago. We conclude that a fair measurement of the depression of fair market value from “normal” business conditions could be as much as ten percent, and that if “normalcy” returns by 2005 or 2006, the fair market value of the enterprise could rise from 12.0 to 15.0 percent from its current level. It should be noted that some west coast resort properties have experienced asset-value decreases between 2001 and 2003 of as much as 50.0 percent.

SECTION TWO	3

Executive Summary

“What is the current fair market value of the group of undeveloped real estate assets the Company has identified as candidates for separate sale?

Taken in the aggregate, and assuming the attribution of residential density units as illustrated in Scenario 3 of the Sensitivity Analysis contained herein, we estimate the current, “as-is” fair market value of such assets to be approximately $10,360,000. Table II-3 below shows the indicated individual values so determined. In this schedule, the Cottage Site does not include the value of the Bakery/Deli operation.

Table II-3

Sea Pines Associates, Inc.

Estimated Fair Market Value of Developable Assets

Estimated Fair
Parcel	Market Value
Liberty Oak Parcel B	$3,000,000
Liberty Oak Parcels C and D	4,050,000
Artists Area Parcels A and B	1,740,000
Saddlebag Site	610,000
Cottage Site	400,000
Sea Pines Center Parcels C-1 and C-4	560,000

Total	$10,360,000

“If the undeveloped assets were sold separately, to what extent would that decrease the fair market value of the remaining SPA assets? Would the decrease be greater than the proceeds gained from the limited asset sale? Would the loss of some particular assets have an especially large adverse impact? Which assets and why? Conversely, could some of the undeveloped properties be sold with little adverse impact on future value? Which ones and why?

It is PKF Consulting’s judgment that the undeveloped assets could be sold separately without materially affecting the fair market values of the remaining assets of the Company. The undeveloped assets are fundamentally non-strategic assets, in that they are not critical to the Company’s primary core business of running a world-class destination resort. We identified the Core Assets of the Company to be the three golf courses, the Inn and Conference Center at Harbour Town, the Sea Pines Racquet Club, the Plantation Club, the Beach Club, the Rental Management Company, the Real Estate Brokerage and the Bike Shop. These attractions and business units are either the principal reasons why guests come to Sea Pines Resort or significant generators of cash flow for the Company. The undeveloped land represents future development potential, albeit somewhat limited due to the caps on both residential and lodging density units. As long as the sales of the

SECTION TWO	4

Executive Summary

undeveloped assets are done in such a way as to restrict the improvements put on the sites by buyer(s), there should be no significant diminution of fair market values of the other assets of the Company.

“What is the break-up value of all the Company’s assets if sold individually or in logically-related groups?

It is unlikely that the assets would be sold individually, thus breaking the Company up to an unrecognizable form. No prudent investor in resort properties would deliberately destroy the synergy that results from the effective inter-workings of the Core Assets, supported by the Other Assets of the Company. Therefore, the individual values of the assets are not indicative of the break-up value of the Company’s assets.

More likely would be the sale of logically related groups, such as the Core Assets taken together, or perhaps the Inn and Conference Center at Harbour Town and the Plantation Club development site taken together, leaving the recreational amenities of the golf courses, the Sea Pines Racquet Club and the Beach Club as another related group. We estimate that the three golf courses taken together would command a price between $40,000,000 and $45,000,000; the Sea Pines Racquet Club “as-is” without development rights for residential units would likely command a price between $1,200,000 and $1,500,000, and the Beach Club between $900,000 and $1,000,000. These represent slight discounts from the values shown in Scenario 3, which are somewhat dependent on the synergy of having the Core Assets within one ownership and operating group.

The other two major Core Assets are the Real Estate Company and the Rental Management Company. These could sell individually at a multiple of EBITDA as shown herein, for values of approximately $7.6 million and $6.7 million, respectively.

The undeveloped land parcels would likely sell for the values summarized in Table II-3.

The remaining assets would more than likely be acquired for nominal sums by a buyer of either the golf courses or the Inn and Conference Center at Harbour Town.

SECTION TWO	5

Executive Summary

“What individuals or companies should be considered as potential purchasers of SPA’s assets - either as a whole or as distinct properties?

The list of prospective buyers for the whole Company would include such investment-oriented entities as AEW Capital Management, L.P., Whitehall Investors, Olympus Real Estate Partners and Blackstone Real Estate Partners, and operating companies such as ResortQuest, Intrawest Corporation, KSL Recreation, Inc., the Disney Company, Troon Golf and ClubCorp. A joint venture of some kind between one of the investment groups and an operating company is another possibility.

Individual investor groups could be attracted to individual asset groupings such as the golf courses, as to which Troon Golf and ClubCorp would be prime candidates as well.

PKF Consulting has made no overtures to any prospective purchasers in respect to the assets of the Company. The most satisfactory resolution to this question is likely to come from more intensive consideration from PKF Consulting’s Capital Markets Group.

SECTION TWO	6

SECTION THREE
SENSITIVITY ANALYSES

Sensitivity Analyses

A. INTRODUCTION

Sea Pines Associates, Inc. currently has available 26 multi-family density units and there is a negotiated agreement with Calibogue Associates, Inc. that gives SPA the right to acquire another 29 density units at a price of $47,925 per unit. In all, there are 55 multi-family density units that can be used to enhance the values of certain parcels of developable land. In addition, there are three (3) density units that could at some future point revert to SPA depending on the success of the current assignee of such units in obtaining all necessary permits and approvals for their use on designated land parcels within Sea Pines Resort. However, we have assumed for our analysis that only 55 total residential density units would be available to SPA in determining the value of developable land parcels currently owned by the Company.

There are several options available to the Board in determining how best to position the multi-family density units still available within Sea Pines Plantation. In order to determine the optimal use of these density units to maximize the values of the developable parcels of land, we developed a computer-based model to reflect the effects on individual parcels’ values as well as the total asset value of Sea Pines Associates, Inc. if the density units were moved around in various combinations.

The discussions within other sections of this report provide detail on how the land values per density unit were estimated for the various developable parcels: Liberty Oak Parcel B, Liberty Oak Parcels C and D; Artists Area Parcels A and B; and the Sea Pines Racquet Club site. These six sites were determined to be the sites most likely to create incremental land value for SPA by allocating the density units among them. There are other developable sites available; however, the other sites do not lend themselves as well to use for residential purposes, based on surrounding uses, configuration of the sites themselves and current uses on and around the sites.

B. SENSITIVITY ANALYSES

The schedule on the second following page presents five (5) scenarios for SPA. The first scenario at the top of the table illustrates the original internal valuation as supplemented by external appraisals obtained earlier in 2003.

Please note the column near the right-hand edge of the schedule entitled “Others.” Table III-1 at the top of the following page illustrates the detail for the assets so described and the bases for the estimated values.

SECTION THREE	1

Sensitivity Analyses

Table III-1
Sea Pines Internal Asset Valuation

Others	Size	Value	Value Basis
Forest Preserve Wildlife Habitat	314 acres	$917,007	NPV of tax savings at 10%
Forest Preserve Restricted Land	172 acres	$2,053,963	Use as future golf course?
Academy & Cordillo Tracts	5.65 acres	$565,000	Assumed by Board
Club Membership	—	$838,981	DCF at 10%
Cash Flow from TidePointe	—	$957,804	DCF at 10%
Fine Arts	—	$525,000	Insured value
Merchandise Inventory	—	$695,000	Insured value
Assignment of rights	—	—
Trademarks	—	—

Total “Others”		$6,552,755

Valuation by PKF

Others	Size	Value	Value Basis
Forest Preserve Wildlife Habitat	314 acres	$920,000	Per internal valuation
Forest Preserve Restricted Land	172 acres	$2,050,000	Per internal valuation
Academy & Cordillo Tracts	5.65 acres	$565,000	Per internal valuation
Club Memberships	—	$1,090,000	NPV (at 10%) of remaining memberships
Cash Flow from TidePointe	—	$957,800	Per internal valuation
Fine Arts	—	$525,000	Per internal valuation - insured value
Merchandise Inventory	—	$868,300	Per balance sheet at 9/30/03
Assignment of rights	—	—
Trademarks	—	—

Total “Others”		$6,976,100

The next scenario down, Scenario 1, illustrates the allocation of 10 multi-family density units to Liberty Oak Parcel B with the resulting residual land value of $297,500 per residential unit, for a total land value of $2,975,000, which we rounded for this analysis to $3,000,000. Additionally, Scenario 1 illustrates the allocation of 21 density units to Artists Area Parcel A, and a residual land value of $65,000 per unit for a total land value of $1,370,000. The remaining density units (24) were then allocated to a portion of the Sea Pines Racquet Club. This allocation assumes that one half of the Racquet Club land would be improved with 24 residential density units to supplement the Inn at Harbour Town operation, but it would reduce the Racquet Club to one half its current size. Accordingly, we reduced the land value attributable to the Racquet Club by one half; the land value attributable to the area improved with villa units would increase to $1,560,000, or $65,000 per density unit. This allocation of density units produced a total asset value of $99,706,000 (rounded).

SECTION THREE	2

Sensitivity Analysis

Sensitivity Analysis

Parcels/Real	Liberty	Liberty	Artist Area	Saddle-bag	Cottage	Racquet
Estate	Oak B	Oak C&D	A&B	Site	Site	Club Site
Size(acre)	1.24	3.43	3.60	1.36	0.62
Original Internal Asset Valuation
Use	Res/Condo	As is	Res/Condo	Comm	Comm
Residential Units	10		24
Commercial sq. ft.
Hotel Units
Unit Value	$250,000	$233,236	$65,000	$450,000	$650,000
Value Basis	per unit	per acre	per unit	per acre	per acre
Total Value	$2,500,000	$800,000	$1,560,000	$610,000	$400,000

Size(acre)	1.24	3.43	3.6	1.36	0.62	3.0
Scenario 1 $99,706,275
Use	Res/Condo	As is	Res/Condo	Comm	Comm	Inn Villas
Residential Units	10		21			24
Commercial sq. ft.
Hotel Units
Unit Value	$297,500	$233,236	$65,000	$450,000	$650,000	$65,000
Value Basis	per unit	per acre	per unit	per acre	per acre	per unit
Total Value	$3,000,000	$800,000	$1,370,000	$610,000	$400,000	$1,560,00

Size(acre)	1.24	3.43	3.6	1.36	0.62	3.0
Scenario 2 $103,026,275
Use	Res/Condo	Mixed Use	Commercial	Comm	Comm	Inn Villas
Residential Units	10	21				24
Commercial sq. ft.		10,000	53,000
Hotel Units
Unit Value	$300,000	$178,600	$32.75	$450,000	$650,000	$65,000
per unit/acre/sq.ft.	per unit	per unit	per s.f.	per acre	per acre	per unit
Total Value	$3,000,000	$3,750,000	$1,740,000	$610,000	$400,000	$1,560,00

Size(acre)	1.24	3.43	3.6	1.36	0.62	3.0
Scenario 3 $103,065,275
Use	Res/Condo	Mixed Use	Commercial	Comm	Comm
Residential Units	10	25				20
Commercial sq. ft.		10,000	53,000
Hotel Units
Unit Value	$300,000	$162,000	$32.75	$450,000	$650,000	$65,000
per unit/acre/sq.ft.	per unit	per unit	per s.f.	per acre	per acre	per unit
Total Value	$3,000,000	$4,050,000	$1,740,000	$610,000	$400,000	$1,300,000
Size(acre)	1.24	3.43	3.6	1.36	0.62	0.0
Scenario 4 $102,969,275
Use	Res/Condo	Mixed Use	Commercial	Comm	Comm
Residential Units	10	45
Commercial sq. ft.		10,000	53,000
Hotel Units
Unit Value	$300,000	$100,000	$32.75	$450,000	$650,000
per unit/acre/sq.ft.	per unit	per unit	per s.f.	per acre	per acre
Total Value	$3,000,000	$4,500,000	$1,740,000	$610,000	$400,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Sea Pines	Forest Reserve			Plantation Club	The Inn &
Parcels/Real	Racquet	Ctr C-1&	Develop-	Lawton	Plantation	HotelSpa	Conference
Estate	Club	C-4	able Parcel	Stables	Club	Site	Center
Size(acre)	5.95	1.41	7.97	21.88	8
Original Internal Asset Valuation
Use	As is	Comm	As is	As is	Hotel&Res		As is
Residential Units					24
Commercial sq. ft.
Hotel Units					100		60
Unit Value	5.0	$400,500	$169,385	$15,375	$33,266		$220,000
Value Basis	multiplier	per acre	per acre	per acre	per unit		per room
Total Value	$455,675	$565,000	$1,350,000	$336,481	$4,125,000		$13,200,000

Size(acre)	2.95	1.41	7.97	21.88	4.0	4.6
Scenario 1 $99,706,275
Use	As is	Comm	As is	As is	Clubhouse	Hotel/Spa	As is
Residential Units
Commercial sq. ft.
Hotel Units					1	100	60
Unit Value	$261,017	$400,500	$170,000	$10,000	($1,225,000)	$32,500	$227,000
Value Basis	per acre	per acre	per acre	per acre	per unit	per unit	per room
Total Value	$770,000	$560,000	$1,350,000	$210,000	-$1,225,000	$3,250,000	$13,600,000
						706,522

Size(acre)	2.95	1.41	7.97	21.88	4	4.6	—
Scenario 2 $103,026,275
Use	As is	Comm	As is	As is	Clubhouse	Hotel/ Spa	As is
Residential Units
Commercial sq. ft.
Hotel Units					1	100	60
Unit Value	$261,017	$400,500	$170,000	$10,000	($1,225,000)	$32,500	$227,000
per unit/acre/sq.ft.	per acre	per acre	per acre	per acre	per unit	per unit	per room
Total Value	$770,000	$560,000	$1,350,000	$210,000	-$1,225,000	$3,250,000	$13,600,000

Size(acre)	2.95	1.41	7.97	21.88	4	4.6	—
Scenario 3 $103,066,275
Use	As is	Comm	As is	As is	Club house	Hotel/ Spa	As is
Residential Units
Commercial sq. ft.
Hotel Units					1	100	60
Unit Value	$261,017	$400,500	$170,000	$10,000	($1,225,000)	$32,500	$227,000
per unit/acre/sq.ft.	per acre	per acre	per acre	per acre	per unit	per unit	per room
Total Value	$770,000	$560,000	$1,350,000	$210,000	-$1,225,000	$3,250,000	$13,600,000
Size(acre)	5.95	1.41	7.97	21.88	4	4.6	—
Scenario 4 $102,969,275
Use	As is	Comm	As is	As is	Club house	Hotel/ Spa	As is
Residential Units
Commercial sq. ft.
Hotel Units					1	100	60
Unit Value	5.0	$400,500	$170,000	$10,000	($1,225,000)	$32,500	$227,000
per unit/acre/sq.ft.	Multiplier	per acre	per acre	per acre	per unit	per unit	per room
Total Value	$1,523,000	$560,000	$1,350,000	$210,000	-$1,225,000	$3,250,000	$13,600,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

Parcels/Real	HBT Golf	OSM Golf	Welcome	Beach	Beach	HBT	Fitness	Bike
Estate	Links	Courses	Center	Club Retail	Club F&B	Bakery	Center	Rental
Size(acre)		—	—	—	—	—	—	—
Original Internal Asset Valuation
Use	As is	As is	As is	As is	As is	As is	As is	As is
Residential Units
Commercial sq. ft.			20,000
Hotel Units
Unit Value	$1,622,222	$538,889	$177	$250,000
Value basis	per hole	per hole	per sq. ft.
Total Value	$29,200,000	$19,400,000	$3,539,711	$250,000	$1,121,604	$233,668	$347,817	$425,104

Size(acre)		—	—	$200,000	$851,000	$97,000	$335,000
Scenario 1 $99,706,275
Use	As is	As is	As is	As is	As is	As is	Demolished	As is
Residential Units
Commercial sq. ft.			20,000
Hotel Units
Unit Value	$1,622,222	$538,889	$175	3.0	4.5	2.75	2.0	2.5
Value Basis	per hole	per hole	per sq. ft.	Multiplier	Multiplier	Multiplier	Multiplier	Multiplier
Total Value	$29,200,000	$19,400,000	$3,500,000	$200,000	$851,000	$97,000	$0	$281,000

Size(acre)	—	—		$200,000	$851,000	$97,000	$335,000	$281,000
Scenario 2 $103,026,275
Use	As is	As is	As is	As is	As is	As is	Demolished	As is
Residential Units
Commercial sq. ft.			20,000
Hotel Units
Unit Value	$1,622,222	$538,889	$175	3.0	4.5	2.75	2.0	2.5
per unit/acre/sq.ft.	per hole	per hole	per sq. ft.	Multiplier	Multiplier	Multiplier	Multiplier	Multiplier
Total Value	$29,200,000	$19,400,000	$3,500,000	$200,000	$85,000	$97,000	$0	$281,000

Size(acre)	—	—		$200,000	$851,000	$97,000	$335,000	$281,000
Scenario 3 $103,066,275
Use	As is	As is	As is	As is	As is	As is	Demolished	As is
Residential Units
Commercial sq. ft.			20,000
Hotel Units
Unit Value	$1,622,222	$538,889	$175	3.0	4.5	2.75	2.0	2.5
per unit/acre/sq.ft.	per hole	per hole	per sq. ft.	Multiplier	Multiplier	Multiplier	Multiplier	Multiplier
Total Value	$29,200,000	$19,400,000	$3,500,000	$200,000	$851,000	$97,000	$0	$281,000
Size(acre)	—	—	—	$200,000	$851,000	$97,000	$335,000	$281,000
Scenario 4 $102,969,275
Use	As is	As is	As is	As is	As is	As is	Demolished	As is
Residential Units
Commercial sq. ft.			20,000
Hotel Units
Unit Value	$1,622,222	$538,889	$175	3.0	4.5	2.75	2.0	2.5
per unit/acre/sq.ft.	per hole	per hole	per sq. ft.	Multiplier	Multiplier	Multiplier	Multiplier	Multiplier
Total Value	$29,200,000	$19,400,000	$3,500,000	$200,000	$851,000	$97,000	$0	$281,000

[Additional columns below]

[Continued from above table, first column(s) repeated]

Parcels/Real	Lakehouse		Sea Pines Real
Estate	Restaurant	Rental Mgt	Estate Co.	Others	Total	Additions/Deductions		Final Total
Size(acre)	—	—	—	—	—	N/A
Original Internal Asset Valuation
Use	As is	As is	As is	As is
Residential Units
Commercial sq. ft.	4,000
Hotel Units
Unit Value	$31,00
Value Basis	Rent/s.1.
Total Value	$1,121,604	$11,161,549	$14,431,394	$6,552,755	$113,687,382	New OSM Club Hse	$1,225,000	$112,462,362

Size(acre)	$0	$6,730,000	$7,606,000	—	—	N/A
Scenario 1 $99,706,275
Use	Demolished	As is	As is	As is
Residential Units
Commercial sq. ft.
Hotel Units
Unit Value	2.5	5.0	6.0
Value Basis	Multiplier	Multiplier	Multiplier
Total Value	0	$6,730,000	$7,606,000	$6,976,100	$101,096,100	Buy 29 density units @ $47,925K ea	($1,389,825)	$99,706,275

Size(acre)	$0	$6,730,000	$7,606,000	—		N/A
Scenario 2 $103,026,275
Use	Demolished	As is	As is	As is
Residential Units
Commercial sq. ft.
Hotel Units
Unit Value	2.5	5.0	6.0
per unit/acre/sq.ft.	Multiplier	Multiplier	Multiplier
Total Value	0	$6,730,000	$7,606,000	$6,976,100	$104,416,100	Buy 29 density units @ $47,925K ea	($1,389,825)	$103,026,275

Size(acre)	$0	$6,730,000	$7,606,000	—		N/A
Scenario 3 $103,066,275
Use	Demolished	As is	As is	As is
Residential Units
Commercial sq. ft.
Hotel Units
Unit Value	2.5	5.0	6.0
per unit/acre/sq.ft.	Multiplier	Multiplier	Multiplier
Total Value	0	$6,730,000	$7,606,000	$6,975,100	$104,456,100	Buy 29 Density units @ $47,925K ea	($1,389,825)	$103,066,275

Size(acre)	$0	$6,730,000	$7,606,000	—			N/A
Scenario 4 $102,969,275
Use	Demolished	As is	As is	As is
Residential Units
Commercial sq. ft.
Hotel Units
Unit Value	2.5	5.0	6.0
per unit/acre/sq.ft.	Multiplier	Multiplier	Multiplier
Total Value	0	$6,730,000	$7,606,000	$6,976,100	$104,456,100	Buy 29 Density units @ $47,925K ea	($1,389,825)	$103,066,275

SECTION THREE	3

Sensitivity Analyses

Scenario 2, immediately below Scenario 1, illustrates the allocation of the ten density units to Liberty Oak Parcel B as above, 21 density units as part of a mixed-use development on Liberty Oak Parcels C and D and the remaining 24 density units to the Racquet Club site as described above. Additionally, this scenario illustrates the attribution of value from 53,000 square feet of commercial/retail development on Artists Area Parcel A. This scenario produced an increase in total asset value to $103,000,000 (rounded).

Scenario 3 shows the allocation of 10 density units to Liberty Oak Parcel B, 25 density units to Liberty Oak Parcels C and D, 53,000 square feet of commercial/retail space on Artists Area Parcel A and 20 density units to the Racquet Club site, producing a total asset value of $103,100,000 (rounded), marginally larger than the value achieved under Scenario 2.

Scenario 4 shows the allocation of the 10 density units to Liberty Oak Parcel B, as in all scenarios, all of the remaining 45 density units to Liberty Oak Parcels C and D, again in a mixed-use project, and the 53,000 square feet of commercial/retail to Artists Area Parcel A. The increased density on Liberty Oak Parcels C and D would reduce the attributable residual land value per density unit from $178,600 and $162,000, respectively, as shown under Scenarios 2 and 3 to $100,000, but still increasing the value of the parcels in the aggregate to from $3.7 to $4.0 million. The total asset value under Scenario 4 calculates to be $103,000,000 (rounded), virtually identical to Scenario 2 and slightly lower than Scenario 3.

C. CONCLUSION AND RECOMMENDATION

Considering that the operation of the Inn at Harbour Town will be able to function more efficiently and effectively with the availability of 20 two-bedroom villa units adjacent to it, notwithstanding the impact on the Sea Pines Racquet Club operation, we conclude that the allocation of density units as shown in Scenario 3 appears to be optimal in enhancing total asset value for Sea Pines Associates, Inc.

Other combinations of density unit allocations are possible; the commercial/retail space on Artists Area Parcel A could be reduced in size and other such variations considered. Each variation would produce a different result in total asset value, but we feel the variations will not be overly significant. We endeavored to use the “common-sense” approach in creating these scenarios, with the objective of maximizing the attributable residual land values for the identified developable parcels in and near Harbour Town.

SECTION THREE	4

SECTION FOUR
CORE ASSETS

I. The Inn at Harbour Town and The Harbour Town Conference Center

The Inn at Harbour Town and The Harbour Town Conference Center

A. INTRODUCTION

The Inn at Harbour Town and The Harbour Town Conference Center (together “The Inn and Conference Center”) are two separate structures approximately 100 yards apart south of the Harbour Town Marina. The Inn is a 3-story, 60-room, high quality hotel built in 2000, and it currently has a AAA Four-Diamond rating. It comprises approximately 45,000 square feet of building area with adjacent surface parking. The Harbour Town Conference Center is a separate structure built in 2000 that offers 5,240 square feet of meeting space, including a 4,600-square-foot ballroom.

As the two structures support each other functionally, we have considered the properties together as one entity, which we believe is an appropriate and logical approach.

B. HOTEL MARKET ANALYSIS

     1. COMPETITIVE SET

The competitive set of area hotels we identified includes primarily the upscale resort hotels on Hilton Head Island as shown in Table IV-1 below.

Table IV-1

Hotel	Year Built	No. of Rooms
The Inn at HBT	2000	60
Holiday Inn	1973	201
Marriott	1976	512
Crowne Plaza	1981	340
Westin	1985	412
Hilton	1981	323

Presented in Tables IV-2, IV-3 and IV-4 are the historical performance from 1998 to 2002 and year-to-date through August for 2002 and 2003, and a projection of performance of the competitive set over the next five years.

SECTION FOUR	I-1

The Inn at Harbour Town and The Harbour Town Conference Center

Table IV-2

Historical Market Performance of the Competitive Supply

	Annual	Percent	Occupied	Percent	Market	Average	Percent		Percent
Year	Supply	Change	Rooms	Change	Occupancy	Daily Rate	Change	REVPAR	Change
1998	652,620	N/A	452,918	N/A	69.4%	$136.51	N/A	$94.74	N/A
1999	652,620	0.0%	428,771	N/A	65.7%	140.44	N/A	92.27	N/A
2000	657,153	0.7%	430,399	0.4%	65.5%	140.80	0.3%	92.22	-0.1%
2001	674,520	2.6%	390,851	-9.2%	57.9%	143.55	2.0%	83.18	-9.8%
2002	674,520	0.0%	399,302	2.2%	59.2%	147.61	2.8%	87.38	5.1%

CAAG	0.8%		-3.1%			2.0%		-2.0%

02’ YTD	168,630	N/A	111,736	N/A	66.3%	$155.21	N/A	$102.85	N/A
03’ YTD	168,630	0.0%	108,445	-2.9%	64.3%	153.58	-1.1%	98.77	-4.0%

Source: Smith Travel Research, PKF Consulting

The drop-off in occupancy in 2001 is attributed to the impact on travel patterns of the recession of that year and the impact of the tragic events of September 11. A small recovery in 2002 appears to have been blunted slightly in 2003, but expectations for the near-term future are optimistic that occupancies will return to the mid- to upper-sixty-percent range by 2005 or 2006. Accordingly, the projected levels of competitive set occupancy through 2008 are shown in Table IV-3.

Table IV-3

Projected Market Performance of the Competitive Supply

	Annual	Percent	Occupied	Percent	Market	Average	Percent		Percent
Year	Supply	Change	Rooms	Change	Occupancy	Daily Rate	Change	REVPAR	Change
2003	674,520	0.0%	386,500	-3.2%	57%	$146.00	-1.1%	$83.66	-4.3%
2004	676,368	0.3%	396,700	2.6%	59%	150.75	3.3%	88.42	5.7%
2005	674,520	-0.3%	413,600	4.3%	61%	155.25	3.0%	95.20	7.7%
2006	674,520	0.0%	426,000	3.0%	63%	159.75	2.9%	100.89	6.0%
2007	674,520	0.0%	438,400	2.9%	65%	164.50	3.0%	106.92	6.0%
2008	676,368	0.3%	439,600	0.3%	65%	169.50	3.0%	110.17	3.0%

CAAG	0.1%		2.6%			3.0%		5.7%

Source: PKF Consulting

     2. SUBJECT PROPERTY

Presented in Table IV-4 below is the subject property’s historical performance since its opening in November 2000, and year-to-date through August for 2002 and 2003.

SECTION FOUR	I-2

The Inn at Harbour Town and The Harbour Town Conference Center

Table IV-4

Historical Market Performance of the Subject Hotel

	Annual	Percent	Occupied	Percent	Occupancy	Market	Average	Percent
Year	Supply	Change	Rooms	Change	Percentage	Penetration	Daily Rate	Change	REVPAR	Yield
2000	2,745	0.3%	453	N/A	16.5%	25%	122.76	N/A	20.27	22%
2001	21,900	697.8%	13,637	2909.4%	62.3%	107%	170.97	39.3%	106.46	128%
2002	21,900	0.0%	13,604	-0.2%	62.1%	105%	177.96	4.1%	110.55	127%

CAAG	182.5%		447.9%				20.4%		133.6%

02’ YTD	5,475	N/A	3,728	N/A	68.1%	103%	$183.96	N/A	$125.25	122%
03’ YTD	5,475	0.0%	3,047	-18.3%	55.6%	87%	181.63	-1.3%	101.07	102%

Source: Sea Pines Associates, Inc., PKF Consulting

As shown, occupancy for the year-to-date at August 2003 dropped dramatically compared to the same period in 2002. This is attributed to the depressed occupancies at the subject in March and April of 2003, during the Iraq War and the SARS outbreak, when business and pleasure travel were severely curtailed.

The projected future performance of the Inn is shown in Table IV-5 below..

Table IV-5

Projected Market Performance of the Subject Hotel

	Annual	Percent	Occupied	Percent	Occupancy	Average	Percent		Percent	Market	Revenue
Year	Supply	Change	Rooms	Change	Percentage	Daily Rate	Change	REVPAR	Change	Penetration	Yield
2003	21,900	0.0%	11,900	-12.5%	54%	174.25	-2.1%	94.68	-14.3%	95%	113%
2004	21,960	0.3%	13,600	14.3%	62%	183.00	5.0%	113.33	19.7%	106%	128%
2005	21,900	-0.3%	14,500	6.6%	66%	188.50	3.0%	124.81	10.1%	108%	131%
2006	21,900	0.0%	14,400	-0.7%	66%	194.25	3.0%	127.73	2.3%	104%	127%
2007	21,900	0.0%	14,400	0.0%	66%	200.00	3.0%	131.51	3.0%	101%	123%
2008	21,960	0.3%	14,400	0.0%	66%	206.00	3.0%	135.45	3.0%	101%	123%

CAAG	0.1%		3.9%			3.4%		7.4%

Source: PKF Consulting

C. FINANCIAL PROJECTIONS

We analyzed the historical financial performance of The Inn and Conference Center after converting the statements to the Uniform System of Accounts for the Lodging Industry, as presented in Table IV-6 on the following page.

Following the historical results is an analysis of the operating results of selected comparable hotels and the financial projections for the Inn and Conference Center for the ten-year period beginning November 1, 2003 and ending October 31, 2013. The financial projections are based upon the historical utilization and performance of the property, the outlook for lodging business on Hilton Head Island, and the comparison with the operations of the comparable hotels with similar characteristics and quality levels. For reasons of confidentiality, we cannot disclose the identity of the comparable hotels.

SECTION FOUR	I-3

The Inn at Harbour Town and The Harbour Town Conference Center

Table IV-6

The Inn at Harbour Town and the Conference Center
Historical Operating Results and 2003 Forecast

	2000/2001	2001/2002	2002/2003F
Number of Units:	60	60	60
Number of Months:	11.5	12	12
Number of Annual Rooms Available:	20,760	21,900	21,900
Number of Rooms Occupied:	12,599	13,516	11,947
Annual Occupancy:	60.7%	61.7%	54.6%
Average Daily Rate:	$154.31	$169.71	$174.22
RevPAR:	$93.65	$104.74	$95.04

	Amount	Ratio	Per Room	P.O.R.	Amount	Ratio	Per Room	P.O.R.	Amount	Ratio	Per Room	P.O.R.
Revenues
Rooms	$1,944,209	51.7%	$35,411	$154.31	$2,293,807	54.8%	$38,230	$169.71	$2,081,419	57.1%	$34,690	$174.22
Food & Beverage	97,164	2.6%	1,770	7.71	124,016	3.0%	2,067	9.18	155,282	4.3%	2,588	13.00
Harbour Town Conference Center	1,389,381	36.9%	25,306	110.28	1,517,591	36.3%	25,293	112.28	1,275,946	35.0%	21,266	106.80
Rentals and Other Income	331,153	8.8%	6,031	26.28	248,700	5.9%	4,145	18.40	135,534	3.7%	2,259	11.34

Total Revenues	3,761,907	100.0%	68,518	298.59	4,184,114	100.0%	69,735	309.57	3,648,181	100.0%	60,803	305.36

Departmental Expenses
Rooms	503,160	25.9%	9,164	39.94	827,677	36.1%	13,795	61.24	794,125	38.2%	13,235	66.47
Food & Beverage	67,224	69.2%	1,224	5.34	177,041	142.8%	2,951	13.10	168,750	108.7%	2,812	14.12
Harbour Town Conference Center	2,048,275	147.4%	37,306	162.57	2,126,666	140.1%	35,444	157.34	1,862,573	146.0%	31,043	155.90

Total Departmental Expenses	2,618,659	69.6%	47,695	207.85	3,131,383	74.8%	52,190	231.68	2,825,448	77.4%	47,091	236.50

Departmental Profit	1,143,248	30.4%	20,823	90.74	1,052,731	25.2%	17,546	77.89	822,733	22.6%	13,712	68.87

Undistributed Expenses
Administrative & General	615,421	16.4%	11,209	48.85	466,685	11.2%	7,778	34.53	32,321	0.9%	539	2.71
Marketing	115,099	3.1%	2,096	9.14	129,752	3.1%	2,163	9.60	128,392	3.5%	2,140	10.75
Property Operation and Maintenance	90,610	2.4%	1,650	7.19	88,535	2.1%	1,476	6.55	84,983	2.3%	1,416	7.11
Utility Costs	59,696	1.6%	1,087	4.74	61,978	1.5%	1,033	4.59	66,091	1.8%	1,102	5.53

Total Undistributed Operating Expenses	880,826	23.4%	16,043	69.91	746,950	17.9%	12,449	55.26	311,787	8.5%	5,196	26.10

Gross Operating Profit	262,422	7.0%	4,780	20.83	305,781	7.3%	5,096	22.62	510,946	14.0%	8,516	42.77

Fixed Expenses
Property Taxes	120,000	3.2%	2,186	9.52	120,000	2.9%	2,000	8.88	58,382	1.6%	973	4.89
Insurance	36,000	1.0%	656	2.86	42,000	1.0%	700	3.11	63,736	1.7%	1,062	5.33

Total Fixed Expenses	156,000	4.1%	2,841	12.38	162,000	3.9%	2,700	11.99	122,118	3.3%	2,035	10.22

Net Operating Income	106,422	2.8%	1,938	8.45	143,781	3.4%	2,396	10.64	388,828	10.7%	6,480	32.55

Source: Sea Pines Associates, Inc.

SECTION FOUR	I-4

The Inn at Harbour Town and The Harbour Town Conference Center

Table IV-7

The Inn at Harbour Town and the Conference Center
Operating Results of Comparable Hotels

	Hotel A			Hotel B			Hotel C
	Ratio	Per Room	P.O.R.	Ratio	Per Room	P.O.R.	Ratio	Per Room	P.O.R.
Revenues
Rooms	46.0%	$20,283	$130.27	34.4%	$25,630	$145.16	88.3%	$29,714	$125.98
Food & Beverage	32.1%	14,176	91.05	38.2%	28,484	161.32	0.0%	0	0.00
Telecommunications	0.9%	375	2.41	0.7%	485	2.75	2.8%	954	4.05
Other Operated Departments	21.0%	9,271	59.55	26.8%	20,008	113.31	8.9%	2,980	12.64

Total Revenues	100.0%	44,105	283.27	100.0%	74,607	422.54	100.0%	33,649	142.67

Departmental Expenses
Rooms	28.6%	5,792	37.20	37.8%	9,688	54.87	22.4%	6,670	28.28
Food & Beverage	67.2%	9,524	61.17	77.5%	22,077	125.04	#DIV/0!	0	0.00
Telecommunications	125.8%	472	3.03	259.3%	1,259	7.13	35.1%	335	1.42
Other Operated Departments	42.0%	3,891	24.99	32.9%	6,593	37.34	49.0%	1,461	6.19

Total Departmental Expenses	44.6%	19,678	126.38	53.1%	39,617	224.37	25.2%	8,466	35.89

Departmental Profit	55.4%	24,428	156.89	46.9%	34,990	198.17	74.8%	25,183	106.77

Undistributed Expenses
Administrative & General	10.3%	4,555	29.25	7.7%	5,717	32.38	12.5%	4,194	17.78
Marketing	2.9%	1,295	8.32	8.5%	6,315	35.76	10.6%	3,551	15.06
Franchise Fees	0.0%	0	0.00	0.0%	0	0.00	0.0%	0	0.00
Property Operation and Maintenance	6.2%	2,750	17.66	7.3%	5,427	30.73	5.8%	1,967	8.34
Utility Costs	6.0%	2,667	17.13	4.8%	3,598	20.38	4.7%	1,598	6.78

Total Undistributed Operating Expenses	25.5%	11,267	72.36	28.2%	21,056	119.25	33.6%	11,311	47.95

Gross Operating Profit	29.8%	13,161	84.53	18.7%	13,935	78.92	41.2%	13,873	58.82

Base Management Fee	4.0%	1,769	11.36	2.8%	2,069	11.72	4.8%	1,604	6.80

Fixed Expenses
Property Taxes	2.8%	1,250	8.03	0.4%	272	1.54	3.2%	1,075	4.56
Insurance	1.7%	753	4.83	2.2%	1,634	9.25	0.5%	183	0.78

Total Fixed Expenses	4.5%	2,003	12.86	2.6%	1,906	10.79	3.7%	1,258	5.33

Net Operating Income	21.3%	9,389	60.30	13.3%	9,960	56.41	32.7%	11,011	46.68

Source: PKF Consulting

SECTION FOUR	I-5

The Inn at Harbour Town and The Harbour Town Conference Center

Table IV-8

The Inn at Harbour Town and the Conference Center
Operating Results of Comparable Hotels

	Hotel D			Hotel E
	Ratio	Per Room	P.O.R.	Ratio	Per Room	P.O.R.
Revenues
Rooms	36.1%	$36,302	$151.95	18.1%	$48,376	$188.04
Food & Beverage	50.7%	51,027	213.58	12.4%	33,269	129.32
Telecommunications	0.5%	541	2.26	0.4%	1,002	3.90
Other Operated Departments	12.7%	12,822	53.67	69.1%	185,141	719.65

Total Revenues	100.0%	100,692	421.47	100.0%	267,789	1,040.91

Departmental Expenses
Rooms	25.3%	9,172	38.39	43.9%	21,221	82.49
Food & Beverage	73.6%	37,542	157.14	93.1%	30,964	120.36
Telecommunications	54.8%	296	1.24	249.6%	2,502	9.73
Other Operated Departments	34.3%	4,393	18.39	79.6%	147,464	573.20

Total Departmental Expenses	51.1%	51,404	215.16	75.5%	202,151	785.77

Departmental Profit	48.9%	49,288	206.31	24.5%	65,638	255.14

Undistributed Expenses
Administrative & General	9.1%	9,139	38.25	1.2%	3,085	11.99
Marketing	4.1%	4,139	17.33	5.2%	13,938	54.18
Franchise Fees	0.0%	0	0.00	0.0%	0	0.00
Property Operation and Maintenance	3.8%	3,804	15.92	2.2%	5,834	22.68
Utility Costs	3.7%	3,685	15.42	3.0%	8,074	31.39

Total Undistributed Operating Expenses	20.6%	20,767	86.92	11.6%	30,932	120.23

Gross Operating Profit	28.3%	28,522	119.38	13.0%	34,706	134.90

Base Management Fee	2.2%	2,182	9.13	3.0%	8,034	31.23

Fixed Expenses
Property Taxes	2.3%	2,291	9.59	3.7%	9,822	38.18
Insurance	1.0%	1,049	4.39	0.4%	960	3.73

Total Fixed Expenses	3.3%	3,340	13.98	4.0%	10,782	41.91

Net Operating Income	22.8%	23,000	96.27	5.9%	15,890	61.76

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Weighted Average
	Ratio	Per Room	P.O.R.
Revenues
Rooms	34.4%	$31,675	$146.77
Food & Beverage	26.7%	33,680	161.58
Telecommunications	0.7%	679	3.15
Other Operated Departments	38.2%	35,169	162.96

Total Revenues	100.0%	92,151	427.00

Departmental Expenses
Rooms	30.6%	9,706	44.98
Food & Beverage	77.4%	26,078	125.11
Telecommunications	119.4%	811	3.76
Other Operated Departments	68.7%	24,148	111.89

Total Departmental Expenses	58.3%	53,734	248.99

Departmental Profit	41.7%	38,417	178.01

Undistributed Expenses
Administrative & General	6.1%	5,584	25.87
Marketing	5.7%	5,240	24.28
Franchise Fees	0.0%	0	0.00
Property Operation and Maintenance	4.0%	3,687	17.08
Utility Costs	3.9%	3,554	16.47

Total Undistributed Operating Expenses	19.6%	18,066	83.71

Gross Operating Profit	22.1%	20,351	94.30

Base Management Fee	3.0%	2,765	12.81

Fixed Expenses
Property Taxes	2.7%	2,512	11.64
Insurance	0.9%	850	3.94

Total Fixed Expenses	3.6%	3,362	15.58

Net Operating Income	15.4%	14,224	65.91

Source: PKF Consulting

SECTION FOUR	I-6

The Inn at Harbour Town and The Harbour Town Conference Center

Table IV-9

The Inn at Harbour Town and the Conference Center
Projected Operating Results
Fiscal Years Beginning November 1

	2003/04		2004/05		2005/06
Number of Units:	60		60		60
Number of Annual Rooms Available:	21,900		21,900		21,900
Number of Rooms Occupied:	13,360		14,240		14,450
Annual Occupancy:	61.0%		65.0%		66.0%
Average Daily Rate:	$181.50		$187.75		$193.25
Revenue Per Available Room:	$110.72		$122.04		$127.55

	Amount	Ratio	Amount	Ratio	Amount	Ratio
Revenues
Rooms	$2,425,000	56.3%	$2,674,000	57.8%	$2,792,000	58.1%
Food & Beverage	217,000	5.0%	223,000	4.8%	230,000	4.8%
Harbour Town Conference Center	1,520,000	35.3%	1,565,000	33.9%	1,612,000	33.6%
Rentals and Other Income	147,000	3.4%	161,000	3.5%	169,000	3.5%

Total Revenues	4,309,000	100.0%	4,623,000	100.0%	4,803,000	100.0%

Departmental Expenses
Rooms	695,000	28.7%	739,000	27.6%	767,000	27.5%
Food & Beverage	195,000	89.9%	201,000	90.1%	207,000	90.0%
Harbour Town Conference Center	1,064,000	70.0%	1,096,000	70.0%	1,129,000	70.0%

Total Departmental Expenses	1,954,000	45.3%	2,036,000	44.0%	2,103,000	43.8%

Departmental Profit	2,355,000	54.7%	2,587,000	56.0%	2,700,000	56.2%

Undistributed Expenses
Administrative & General	300,000	7.0%	309,000	6.7%	318,000	6.6%
Marketing	240,000	5.6%	247,000	5.3%	255,000	5.3%
Property Operation and Maintenance	84,000	1.9%	87,000	1.9%	89,000	1.9%
Utility Costs	66,000	1.5%	68,000	1.5%	70,000	1.5%

Total Undistributed Operating Expenses	690,000	16.0%	711,000	15.4%	732,000	15.2%

Gross Operating Profit	1,665,000	38.6%	1,876,000	40.6%	1,968,000	41.0%

Base Management Fee	129,000	3.0%	139,000	3.0%	144,000	3.0%

Fixed Expenses
Property Taxes	60,000	1.4%	62,000	1.3%	64,000	1.3%
Insurance	60,000	1.4%	62,000	1.3%	64,000	1.3%

Total Fixed Expenses	120,000	2.8%	124,000	2.7%	128,000	2.7%

Net Operating Income	1,416,000	32.9%	1,613,000	34.9%	1,696,000	35.3%

FF&E Reserve	172,000	4.0%	185,000	4.0%	192,000	4.0%

Net Operating Income After Reserve	$1,244,000	28.9%	$1,428,000	30.9%	$1,504,000	31.3%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2006/07		2007/08
Number of Units:	60		60
Number of Annual Rooms Available:	21,900		21,900
Number of Rooms Occupied:	14,450		14,450
Annual Occupancy:	66.0%		66.0%
Average Daily Rate:	$199.00		$205.00
Revenue Per Available Room:	$131.34		$135.30

	Amount	Ratio	Amount	Ratio
Revenues
Rooms	$2,876,000	58.1%	$2,962,000	58.1%
Food & Beverage	237,000	4.8%	244,000	4.8%
Harbour Town Conference Center	1,661,000	33.6%	1,710,000	33.6%
Rentals and Other Income	174,000	3.5%	179,000	3.5%

Total Revenues	4,948,000	100.0%	5,095,000	100.0%

Departmental Expenses
Rooms	790,000	27.5%	813,000	27.4%
Food & Beverage	213,000	89.9%	220,000	90.2%
Harbour Town Conference Center	1,162,000	70.0%	1,197,000	70.0%

Total Departmental Expenses	2,165,000	43.8%	2,230,000	43.8%

Departmental Profit	2,783,000	56.2%	2,865,000	56.2%

Undistributed Expenses
Administrative & General	328,000	6.6%	338,000	6.6%
Marketing	262,000	5.3%	270,000	5.3%
Property Operation and Maintenance	92,000	1.9%	95,000	1.9%
Utility Costs	72,000	1.5%	74,000	1.5%

Total Undistributed Operating Expenses	754,000	15.2%	777,000	15.3%

Gross Operating Profit	2,029,000	41.0%	2,088,000	41.0%

Base Management Fee	148,000	3.0%	153,000	3.0%

Fixed Expenses
Property Taxes	66,000	1.3%	68,000	1.3%
Insurance	66,000	1.3%	68,000	1.3%

Total Fixed Expenses	132,000	2.7%	136,000	2.7%

Net Operating Income	1,749,000	35.3%	1,799,000	35.3%

FF&E Reserve	198,000	4.0%	204,000	4.0%

Net Operating Income After Reserve	$1,551,000	31.3%	$1,595,000	31.3%

Source: PKF Consulting	Fiscal Years Beginning November 1

SECTION FOUR	I-7

The Inn at Harbour Town and The Harbour Town Conference Center

Table IV-10

The Inn at Harbour Town and the Conference Center
Projected Operating Results
Fiscal Years Beginning November 1

	2008/09		2009/10		2010/11
Number of Units:	60		60		60
Number of Annual Rooms Available:	21,900		21,900		21,900
Number of Rooms Occupied:	14,450		14,450		14,450
Annual Occupancy:	66.0%		66.0%		66.0%
Average Daily Rate:	$211.25		$217.50		$224.00
Revenue Per Available Room:	$139.43		$143.55		$147.84

	Amount	Ratio	Amount	Ratio	Amount	Ratio
Revenues
Rooms	$3,053,000	58.2%	$3,143,000	58.1%	$3,237,000	58.1%
Food & Beverage	251,000	4.8%	259,000	4.8%	267,000	4.8%
Harbour Town Conference Center	1,762,000	33.6%	1,814,000	33.6%	1,869,000	33.6%
Rentals and Other Income	184,000	3.5%	190,000	3.5%	195,000	3.5%

Total Revenues	5,250,000	100.0%	5,406,000	100.0%	5,568,000	100.0%

Departmental Expenses
Rooms	838,000	27.4%	863,000	27.5%	889,000	27.5%
Food & Beverage	226,000	90.0%	233,000	90.0%	240,000	89.9%
Harbour Town Conference Center	1,233,000	70.0%	1,270,000	70.0%	1,308,000	70.0%

Total Departmental Expenses	2,297,000	43.8%	2,366,000	43.8%	2,437,000	43.8%

Departmental Profit	2,953,000	56.2%	3,040,000	56.2%	3,131,000	56.2%

Undistributed Expenses
Administrative & General	348,000	6.6%	358,000	6.6%	369,000	6.6%
Marketing	278,000	5.3%	287,000	5.3%	295,000	5.3%
Property Operation and Maintenance	97,000	1.8%	100,000	1.8%	103,000	1.8%
Utility Costs	77,000	1.5%	79,000	1.5%	81,000	1.5%

Total Undistributed Operating Expenses	800,000	15.2%	824,000	15.2%	848,000	15.2%

Gross Operating Profit	2,153,000	41.0%	2,216,000	41.0%	2,283,000	41.0%

Base Management Fee	158,000	3.0%	162,000	3.0%	167,000	3.0%

Fixed Expenses
Property Taxes	70,000	1.3%	72,000	1.3%	74,000	1.3%
Insurance	70,000	1.3%	72,000	1.3%	74,000	1.3%

Total Fixed Expenses	140,000	2.7%	144,000	2.7%	148,000	2.7%

Net Operating Income	1,855,000	35.3%	1,910,000	35.3%	1,968,000	35.3%

FF&E Reserve	210,000	4.0%	216,000	4.0%	223,000	4.0%

Net Operating Income After Reserve	$1,645,000	31.3%	$1,694,000	31.3%	$1,745,000	31.3%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2011/12		2012/13
Number of Units:	60		60
Number of Annual Rooms Available:	21,900		21,900
Number of Rooms Occupied:	14,450		14,450
Annual Occupancy:	66.0%		66.0%
Average Daily Rate:	$230.75		$237.75
Revenue Per Available Room:	$152.30		$156.92

	Amount	Ratio	Amount	Ratio
Revenues
Rooms	$3,334,000	58.1%	$3,435,000	58.1%
Food & Beverage	275,000	4.8%	283,000	4.8%
Harbour Town Conference Center	1,925,000	33.6%	1,983,000	33.6%
Rentals and Other Income	201,000	3.5%	207,000	3.5%

Total Revenues	5,735,000	100.0%	5,908,000	100.0%

Departmental Expenses
Rooms	915,000	27.4%	943,000	27.5%
Food & Beverage	247,000	89.8%	255,000	90.1%
Harbour Town Conference Center	1,347,000	70.0%	1,388,000	70.0%

Total Departmental Expenses	2,509,000	43.7%	2,586,000	43.8%

Departmental Profit	3,226,000	56.3%	3,322,000	56.2%

Undistributed Expenses
Administrative & General	380,000	6.6%	391,000	6.6%
Marketing	304,000	5.3%	313,000	5.3%
Property Operation and Maintenance	106,000	1.8%	110,000	1.9%
Utility Costs	84,000	1.5%	86,000	1.5%

Total Undistributed Operating Expenses	874,000	15.2%	900,000	15.2%

Gross Operating Profit	2,352,000	41.0%	2,422,000	41.0%

Base Management Fee	172,000	3.0%	177,000	3.0%

Fixed Expenses
Property Taxes	76,000	1.3%	78,000	1.3%
Insurance	76,000	1.3%	78,000	1.3%

Total Fixed Expenses	152,000	2.7%	156,000	2.6%

Net Operating Income	2,028,000	35.4%	2,089,000	35.4%

FF&E Reserve	229,000	4.0%	236,000	4.0%

Net Operating Income After Reserve	$1,799,000	31.4%	$1,853,000	31.4%

Source: PKF Consulting

SECTION FOUR	I-8

The Inn at Harbour Town and The Harbour Town Conference Center

D. VALUE ESTIMATE

To estimate the market value of the subject considering the current operations of the hotel and the projected performance of the facility through a ten-year holding period, we used a discounted cash flow analysis, as presented in the following table.

Table IV-11

VALUATION - DISCOUNTED CASH FLOW

				Unrounded
	Number of	Projected	13.00%	Present
Period	Months	NOI	PV Factor	Value
2003/04	12	$1,244,000	0.884956	$1,100,885
2004/05	24	1,428,000	0.783147	1,118,333
2005/06	36	1,504,000	0.693050	1,042,347
2006/07	48	1,551,000	0.613319	951,257
2007/08	60	1,595,000	0.542760	865,702
2008/09	72	1,645,000	0.480319	790,124
2009/10	84	1,694,000	0.425061	720,053
2010/11	96	1,745,000	0.376160	656,399
2011/12	108	1,799,000	0.332885	598,860
2012/13	120	1,853,000	0.294588	545,872
Reversion		17,779,857	0.294588	5,237,739

				$13,627,572
			ROUNDED	$13,600,000
Value of the Reversion
Year 11 NOI				$1,905,000
Terminal Capitalization Rate				10.500000%

Indicated Value at Reversion (Fee Simple Interest)				$18,142,857
Less Selling Costs				(363,000)

Net Reversion				17,779,857

Value (Rounded)				$13,600,000
Value Per Room				$226,667
Going-in Rate-Year 1				9.15%

Key Assumptions

❖	Ten-year holding period.

❖	Investment rates: 10-percent overall capitalization rate; 10.5-percent terminal capitalization rate; and a 13.0-percent discount rate (IRR).

❖	Two-percent selling costs.

Thus, we estimate the “as-is” market value of the subject Inn and Conference Center as of November 1, 2003, via the discounted cash flow analysis (yield capitalization approach) to be $13,600,000.

SECTION FOUR	I-9

The Inn at Harbour Town and The Harbour Town Conference Center

E.	MARKETABILITY AND LONG TERM RECOMMENDATIONS

The marketability and “sell potential” of The Inn and Conference Center would be excellent, as it is the only high-quality hotel facility within Sea Pines Resort, and more so, the only Inn in Harbour Town. The hotel was newly completed in November 2000, and is still ramping up to achieve its stabilized performance. Even so, the hotel has been contributing positive cash flows in the past. A separate sale of the Inn and Conference Center would reduce the income stream for Sea Pines Associates, Inc. and negatively affect the overall value of SPA.

As SPA is in the resort business, the Inn and Conference Center is a strategic component for the growth of the company. Therefore, we recommend SPA retain the ownership of The Inn and Conference Center and continue the efforts to promote and enhance the property.

SECTION FOUR	I-10

II. Harbour Town Golf Links

Harbour Town Golf Links

A.	INTRODUCTION

Harbour Town Golf Links (“HTGL,” or the “Course”) is the premier golf course on Hilton Head Island and is one of the elite courses in the United States. The Course comprises approximately 143.1 acres of land along the southern coastline of Hilton Head Island, with the famous 18th hole nestled on the banks of Calibogue Sound.

Home to The MCI Heritage Classic, an annual Professional Golf Association (“PGA”) tournament, HTGL was ranked by Golf Magazine as the 12th best golf course in the U.S.

B.	GOLF MARKET ANALYSIS

The success of the HTGL correlates to the health of local and regional tourism, particularly golf-influenced tourism, and weather patterns. Local and regional tourism is also affected by the weather; however, general economic conditions are the primary determinant regarding demand for golf at the Course. The profile of the typical golfer at HTGL is affluent and experienced at the game of golf.

The outlook for the golf industry is positive; although the industry peaked in the late 1990s, elite courses such as HTGL will remain in high demand among the world’s most avid golfers.

C.	FINANCIAL PERFORMANCE

The financial performance of HTGL has been relatively consistent over the past several years, including the performance forecasted for the fiscal year ending October 31, 2003. Total revenue and the NOI margin, for example, ranged from $7.1 to $7.5 million and 27.0 to 31.6 percent, respectively, in the last two fiscal years.

Although the number of rounds peaked in fiscal 1999 at around 40,000, the highest revenue of approximately $7.5 million was achieved in fiscal 2002, due largely to significantly higher food and beverage revenue associated with the Heritage Grill. The average greens fees increased at a 3.7-percent compound average annual rate from fiscal 1999 to fiscal 2003.

The subject property’s historical performance for the past five fiscal years, including the year-end forecast for fiscal 2003, are presented in Table IV-12 on the following page.

SECTION FOUR	II-1

Harbour Town Golf Links

Table IV-12

Harbour Town Golf Links
Historical Operating Results and 2003 Forecast

	1998/1999	1999/2000	2000/2001
Number of Holes:	18	18	18
Number of Rounds:	40,821	20,571	34,722
Average Green Fee:	$96.80	$90.85	$109.43

	Amount	Ratio	Per Hole	Per Rd	Amount	Ratio	Per Hole	Per Rd	Amount	Ratio	Per Hole	Per Rd
Revenues
Daily Green Fees	$3,629,509	52.7%	$201,639	$88.91	$1,661,670	36.7%	$92,315	$80.78	$3,408,417	47.7%	$189,357	$98.16
Annual Green Fees	322,000	4.7%	17,889	7.89	207,239	4.6%	11,513	10.07	391,222	5.5%	21,735	11.27
Cart Fees	128,337	1.9%	7,130	3.14	132,870	2.9%	7,382	6.46	131,634	1.8%	7,313	3.79
Food & Beverage	244,638	3.6%	13,591	5.99	386,296	8.5%	21,461	18.78	628,389	8.8%	34,910	18.10
Merchandise	1,650,074	23.9%	91,671	40.42	1,219,607	26.9%	67,756	59.29	1,493,052	20.9%	82,947	43.00
Heritage Classics	817,342	11.9%	45,408	20.02	832,911	18.4%	46,273	40.49	882,031	12.3%	49,002	25.40
Other Income	99,131	1.4%	5,507	2.43	86,857	1.9%	4,825	4.22	210,359	2.9%	11,687	6.06

Total Revenues	6,891,031	100.0%	382,835	168.81	4,527,450	100.0%	251,525	220.09	7,145,104	100.0%	396,950	205.78

Departmental Expenses
Golf	823,600	22.7%	45,756	20.18	635,728	38.3%	35,318	30.90	850,740	25.0%	47,263	24.50
Food & Beverage	240,720	98.4%	13,373	5.90	581,282	150.5%	32,293	28.26	845,045	134.5%	46,947	24.34
Merchandise	869,123	52.7%	48,285	21.29	644,726	52.9%	35,818	31.34	764,654	51.2%	42,481	22.02
Heritage Classics	324,510	39.7%	18,028	7.95	337,747	40.6%	18,764	16.42	341,309	38.7%	18,962	9.83

Total Departmental Expenses	2,257,953	32.8%	125,442	55.31	2,199,483	48.6%	122,194	106.92	2,801,748	39.2%	155,653	80.69

Departmental Profit	4,633,077	67.2%	257,393	113.50	2,327,967	51.4%	129,331	113.17	4,343,356	60.8%	241,298	125.09

Undistributed Expenses
Administrative & General	549,560	8.0%	30,531	13.46	512,885	11.3%	28,494	24.93	591,634	8.3%	32,869	17.04
Marketing	216,976	3.1%	12,054	5.32	273,993	6.1%	15,222	13.32	0	0.0%	0	0.00
Property Operation and Maintenance	992,690	14.4%	55,149	24.32	939,039	20.7%	52,169	45.65	1,132,125	15.8%	62,896	32.61
Corporate OH Allocation (Golf F&B and Grill)	129,413	1.9%	7,190	3.17	113,599	2.5%	6,311	5.52	154,972	2.2%	8,610	4.46

Total Undistributed Operating Expenses	1,888,639	27.4%	104,924	46.27	1,839,516	40.6%	102,195	89.42	1,878,731	26.3%	104,374	54.11

Gross Operating Profit	2,744,439	39.8%	152,469	67.23	488,451	10.8%	27,136	23.74	2,464,625	34.5%	136,924	70.98
Fixed Expenses
Property Taxes	127,668	1.9%	7,093	3.13	139,067	3.1%	7,726	6.76	147,244	2.1%	8,180	4.24
Insurance		0.0%	0	0.00	44,608	1.0%	2,478	2.17	63,072	0.9%	3,504	1.82

Total Fixed Expenses	127,668	1.9%	7,093	3.13	183,675	4.1%	10,204	8.93	210,316	2.9%	11,684	6.06

Net Operating Income	2,616,771	38.0%	145,376	64.10	304,776	6.7%	16,932	14.82	2,254,309	31.6%	125,239	64.92

FF&E Reserve	0	0.0%	0	0.00	0	0.0%	0	0.00	0	0.0%	0	0.00

Net Operating Income After Reserve	$2,616,771	38.0%	$145,376	$64.10	$304,776	6.7%	$16,932	$14.82	$2,254,309	31.6%	$125,239	$64.92

Source: Sea Pines Associations, Inc.

SECTION FOUR	II-2

Harbour Town Golf Links

Table IV-13

Harbour Town Golf Links
Historical Operating Results and 2003 Forecast

	2001/2002	2002/2003F	Total	Weighted Average
Number of Holes:	18	18		90
Number of Rounds:	38,194	35,311		169,619
Average Green Fee:	$106.61	$111.78		$93.74

	Amount	Ratio	Per Hole	Per Rd	Amount	Ratio	Per Hole	Per Rd	Amount	Ratio	Per Hole	Per Rd
Revenues
Daily Green Fees	$3,665,645	48.6%	$203,647	$95.97	$3,534,094	47.7%	$196,339	$100.08	$15,899,335	47.4%	$176,659	$93.74
Annual Green Fees	406,149	5.4%	22,564	10.63	412,992	5.6%	22,944	11.70	1,739,602	5.2%	19,329	10.26
Cart Fees	134,102	1.8%	7,450	3.51	132,151	1.8%	7,342	3.74	659,094	2.0%	7,323	3.89
Food & Beverage	658,467	8.7%	36,582	17.24	669,866	9.0%	37,215	18.97	2,587,656	7.7%	28,752	15.26
Merchandise	1,519,748	20.1%	84,430	39.79	1,529,530	20.7%	84,974	43.32	7,412,011	22.1%	82,356	43.70
Heritage Classics	881,367	11.7%	48,965	23.08	889,103	12.0%	49,395	25.18	4,302,754	12.8%	47,808	25.37
Other Income	278,362	3.7%	15,465	7.29	236,940	3.2%	13,163	6.71	911,649	2.7%	10,129	5.37

Total Revenues	7,543,840	100.0%	419,102	197.51	7,404,676	100.0%	411,371	209.70	33,512,101	100.0%	372,357	197.57

Departmental Expenses
Golf	907,643	24.8%	50,425	23.76	893,585	25.3%	49,644	25.31	4,111,296	25.9%	45,681	24.24
Food & Beverage	826,198	125.5%	45,900	21.63	809,334	120.8%	44,963	22.92	3,302,579	127.6%	36,695	19.47
Merchandise	771,018	50.7%	42,834	20.19	754,124	49.3%	41,896	21.36	3,803,645	51.3%	42,263	22.42
Heritage Classics	391,470	44.4%	21,748	10.25	347,335	39.1%	19,296	9.84	1,742,371	40.5%	19,360	10.27

Total Departmental Expenses	2,896,329	38.4%	160,907	75.83	2,804,378	37.9%	155,799	79.42	12,959,891	38.7%	143,999	76.41

Departmental Profit	4,647,511	61.6%	258,195	121.68	4,600,298	62.1%	255,572	130.28	20,552,210	61.3%	228,358	121.17

Undistributed Expenses
Administrative & General	525,209	7.0%	29,178	13.75	602,542	8.1%	33,475	17.06	2,781,830	8.3%	30,909	16.40
Marketing	301,871	4.0%	16,771	7.90	318,585	4.3%	17,699	9.02	1,111,425	3.3%	15,436	8.24
Property Operation and Maintenance	1,198,158	15.9%	66,564	31.37	1,233,969	16.7%	68,554	34.95	5,495,981	16.4%	61,066	32.40
Corporate OH Allocation (Golf F&B and Grill)	128,300	1.7%	7,128	3.36	147,131	2.0%	8,174	4.17	673,415	2.0%	7,482	3.97

Total Undistributed Operating Expenses	2,153,538	28.5%	119,641	56.38	2,302,227	31.1%	127,901	65.20	10,062,651	30.0%	111,807	59.33

Gross Operating Profit	2,493,973	33.1%	138,554	65.30	2,298,071	31.0%	127,671	65.08	10,489,559	31.3%	116,551	61.84
Fixed Expenses
Property Taxes	153,321	2.0%	8,518	4.01	232,249	3.1%	12,903	6.58	799,550	2.4%	8,884	4.71
Insurance	63,072	0.8%	3,504	1.65	63,072	0.9%	3,504	1.79	233,824	0.7%	3,248	1.82

Total Fixed Expenses	216,393	2.9%	12,022	5.67	295,321	4.0%	16,407	8.36	1,033,374	3.1%	11,482	6.09

Net Operating Income	2,277,579	30.2%	126,532	59.63	2,002,750	27.0%	111,264	56.72	9,456,185	28.2%	105,069	55.75

FF&E Reserve	0	0.0%	0	0.00	0	0.0%	0	0.00	0	0.0%	0	0.00

Net Operating Income After Reserve	$2,277,579	30.2%	$126,532	$59.63	$2,002,750	27.0%	$111,264	$56.72	$9,456,185	28.2%	$105,069	$55.75

Source: Sea Pines Associations, Inc.

SECTION FOUR	II-3

Harbour Town Golf Links

D. FINANCIAL PROJECTIONS AND VALUE ESTIMATE

The financial projections for HTGL are based upon the historical utilization and performance of the Course and the outlook for golf and hospitality businesses on Hilton Head Island. The latter is influenced principally by the country’s economic conditions, and particularly how these impact the golf and hospitality industries.

The financial projections for HTGL for the ten-year period beginning November 2003 and ending October 31, 2013 are shown below.

Tables IV-14 and IV-15 on pages 5 and 6 illustrate the ten-year cash flow projections for HTGL, which are based upon the stabilized-year estimates, with adjustments for utilization and inflation.

Table IV-16 on page 7 illustrates the value estimate for HTGL using a discounted cash flow analysis that is based upon the aforementioned financial projections for the Course.

SECTION FOUR	II-4

Harbour Town Golf Links

Table IV-14
Ten-Year Cash Flow Projections (Years One – Five) – Harbour Town Golf Links

Harbour Town Golf Links
Projected Operating Results
Fiscal Years Beginning October 1

	2003/04		2004/05		2005/06		2006/07		2007/08
Number of Holes:	18		18		18		18		18
Number of Rounds:	34,490		41,000		41,980		41,980		41,980
Average Green Fee:	$110.00		$113.25		$116.50		$120.00		$123.75

	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Revenues
Daily Green Fees	$3,794,000	49.1%	$4,643,000	49.7%	$4,891,000	49.8%	$5,038,000	49.8%	$5,195,000	49.8%
Annual Green Fees	483,000	6.3%	497,000	5.3%	512,000	5.2%	528,000	5.2%	544,000	5.2%
Cart Fees	158,000	2.0%	162,000	1.7%	167,000	1.7%	172,000	1.7%	177,000	1.7%
Food & Beverage	655,000	8.5%	802,000	8.6%	846,000	8.6%	872,000	8.6%	898,000	8.6%
Merchandise	1,518,000	19.6%	1,858,000	19.9%	1,960,000	20.0%	2,018,000	19.9%	2,079,000	19.9%
Heritage Classics	879,000	11.4%	1,077,000	11.5%	1,136,000	11.6%	1,170,000	11.6%	1,205,000	11.6%
Other Income	241,000	3.1%	296,000	3.2%	312,000	3.2%	321,000	3.2%	331,000	3.2%

Total Revenues	7,728,000	100.0%	9,335,000	100.0%	9,824,000	100.0%	10,119,000	100.0%	10,429,000	100.0%

Departmental Expenses
Daily Green Fees	994,000	26.2%	1,074,000	23.1%	1,114,000	22.8%	1,147,000	22.8%	1,182,000	22.8%
Food & Beverage	786,000	120.0%	963,000	120.1%	1,015,000	120.0%	1,046,000	120.0%	1,077,000	119.9%
Merchandise	759,000	50.0%	929,000	50.0%	980,000	50.0%	1,009,000	50.0%	1,039,000	50.0%
Heritage Classics	352,000	40.0%	431,000	40.0%	454,000	40.0%	468,000	40.0%	482,000	40.0%

Total Departmental Expenses	2,891,000	37.4%	3,397,000	36.4%	3,563,000	36.3%	3,670,000	36.3%	3,780,000	36.2%

Departmental Profit	4,837,000	62.6%	5,938,000	63.6%	6,261,000	63.7%	6,449,000	63.7%	6,649,000	63.8%

Undistributed Expenses
Administrative & General	540,000	7.0%	556,000	6.0%	573,000	5.8%	590,000	5.8%	608,000	5.8%
Marketing	27,000	0.3%	28,000	0.3%	29,000	0.3%	30,000	0.3%	30,000	0.3%
Property Operation and Maintenance	1,224,000	15.8%	1,261,000	13.5%	1,299,000	13.2%	1,337,000	13.2%	1,378,000	13.2%
Utility Costs	79,000	1.0%	82,000	0.9%	84,000	0.9%	87,000	0.9%	89,000	0.9%

Total Undistributed Operating Expenses	1,870,000	24.2%	1,927,000	20.6%	1,985,000	20.2%	2,044,000	20.2%	2,105,000	20.2%

Gross Operating Profit	2,967,000	38.4%	4,011,000	43.0%	4,276,000	43.5%	4,405,000	43.5%	4,544,000	43.6%

Base Management Fee	232,000	3.0%	280,000	3.0%	295,000	3.0%	304,000	3.0%	313,000	3.0%

Fixed Expenses
Property Taxes	234,000	3.0%	241,000	2.6%	248,000	2.5%	256,000	2.5%	263,000	2.5%
Insurance	63,000	0.8%	65,000	0.7%	67,000	0.7%	69,000	0.7%	71,000	0.7%

Total Fixed Expenses	297,000	3.8%	306,000	3.3%	315,000	3.2%	325,000	3.2%	334,000	3.2%

Net Operating Income	2,438,000	31.5%	3,425,000	36.7%	3,666,000	37.3%	3,776,000	37.3%	3,897,000	37.4%

FF&E Reserve	232,000	3.0%	280,000	3.0%	295,000	3.0%	304,000	3.0%	313,000	3.0%

Net Operating Income After Reserve	$2,206,000	28.5%	$3,145,000	33.7%	$3,371,000	34.3%	$3,472,000	34.3%	$3,584,000	34.4%

Source: PKF Consulting	Fiscal Years Beginning October 1

SECTION FOUR	II-5

Harbour Town Golf Links

Table IV-15
Ten-Year Cash Flow Projections (Years Six – Ten) – Harbour Town Golf Links

Harbour Town Golf Links
Projected Operating Results
Fiscal Years Beginning October 1

	2008/09		2009/10		2010/11		2011/12		2012/13
Number of Holes:	18		18		18		18		18
Number of Rounds:	41,980		41,980		41,980		41,980		41,980
Average Green Fee:	$127.50		$131.25		$135.25		$139.25		$143.50

	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Revenues
Daily Green Fees	$5,352,000	49.8%	$5,510,000	49.8%	$5,678,000	49.8%	$5,846,000	49.8%	$6,024,000	49.8%
Annual Green Fees	560,000	5.2%	577,000	5.2%	594,000	5.2%	612,000	5.2%	630,000	5.2%
Cart Fees	183,000	1.7%	188,000	1.7%	194,000	1.7%	200,000	1.7%	206,000	1.7%
Food & Beverage	925,000	8.6%	952,000	8.6%	981,000	8.6%	1,010,000	8.6%	1,041,000	8.6%
Merchandise	2,141,000	19.9%	2,206,000	19.9%	2,272,000	19.9%	2,340,000	19.9%	2,410,000	19.9%
Heritage Classics	1,241,000	11.6%	1,278,000	11.6%	1,317,000	11.6%	1,356,000	11.6%	1,397,000	11.6%
Other Income	341,000	3.2%	351,000	3.2%	361,000	3.2%	372,000	3.2%	383,000	3.2%

Total Revenues	10,743,000	100.0%	11,062,000	100.0%	11,397,000	100.0%	11,736,000	100.0%	12,091,000	100.0%

Departmental Expenses
Daily Green Fees	1,217,000	22.7%	1,254,000	22.8%	1,291,000	22.7%	1,330,000	22.8%	1,370,000	22.7%
Food & Beverage	1,110,000	120.0%	1,143,000	120.1%	1,177,000	120.0%	1,212,000	120.0%	1,249,000	120.0%
Merchandise	1,071,000	50.0%	1,103,000	50.0%	1,136,000	50.0%	1,170,000	50.0%	1,205,000	50.0%
Heritage Classics	496,000	40.0%	511,000	40.0%	527,000	40.0%	542,000	40.0%	559,000	40.0%

Total Departmental Expenses	3,894,000	36.2%	4,011,000	36.3%	4,131,000	36.2%	4,254,000	36.2%	4,383,000	36.3%

Departmental Profit	6,849,000	63.8%	7,051,000	63.7%	7,266,000	63.8%	7,482,000	63.8%	7,708,000	63.7%

Undistributed Expenses
Administrative & General	626,000	5.8%	645,000	5.8%	664,000	5.8%	684,000	5.8%	705,000	5.8%
Marketing	31,000	0.3%	32,000	0.3%	33,000	0.3%	34,000	0.3%	35,000	0.3%
Property Operation and Maintenance	1,419,000	13.2%	1,462,000	13.2%	1,505,000	13.2%	1,551,000	13.2%	1,597,000	13.2%
Utility Costs	92,000	0.9%	95,000	0.9%	97,000	0.9%	100,000	0.9%	103,000	0.9%

Total Undistributed Operating Expenses	2,168,000	20.2%	2,234,000	20.2%	2,299,000	20.2%	2,369,000	20.2%	2,440,000	20.2%

Gross Operating Profit	4,681,000	43.6%	4,817,000	43.5%	4,967,000	43.6%	5,113,000	43.6%	5,268,000	43.6%

Base Management Fee	322,000	3.0%	332,000	3.0%	342,000	3.0%	352,000	3.0%	363,000	3.0%

Fixed Expenses
Property Taxes	271,000	2.5%	279,000	2.5%	288,000	2.5%	296,000	2.5%	305,000	2.5%
Insurance	73,000	0.7%	75,000	0.7%	77,000	0.7%	80,000	0.7%	82,000	0.7%

Total Fixed Expenses	344,000	3.2%	354,000	3.2%	365,000	3.2%	376,000	3.2%	387,000	3.2%

Net Operating Income	4,015,000	37.4%	4,131,000	37.3%	4,260,000	37.4%	4,385,000	37.4%	4,518,000	37.4%

FF&E Reserve	322,000	3.0%	332,000	3.0%	342,000	3.0%	352,000	3.0%	363,000	3.0%

Net Operating Income After Reserve	$3,693,000	34.4%	$3,799,000	34.3%	$3,918,000	34.4%	$4,033,000	34.4%	$4,155,000	34.4%

Source: PKF Consulting

SECTION FOUR	II-6

Harbour Town Golf Links

Discounted Cash Flow Value Estimate

Table IV-16

Harbour Town Golf Links

VALUATION - DISCOUNTED CASH FLOW

				Unrounded
	Number of	Projected	13.50%	Present
Period	Months	NOI	PV Factor	Value
2003/04	12	$2,206,000	0.881057	$1,943,612
2004/05	24	3,145,000	0.776262	2,441,344
2005/06	36	3,371,000	0.683931	2,305,532
2006/07	48	3,472,000	0.602583	2,092,167
2007/08	60	3,584,000	0.530910	1,902,781
2008/09	72	3,693,000	0.467762	1,727,445
2009/10	84	3,799,000	0.412125	1,565,663
2010/11	96	3,918,000	0.363106	1,422,648
2011/12	108	4,033,000	0.319917	1,290,225
2012/13	120	4,155,000	0.281865	1,171,150
Reversion		39,937,381	0.281865	11,256,956

				$29,119,522
			ROUNDED	$29,100,000

Value of the Reversion
Year 11 NOI				$4,279,000
Terminal Capitalization Rate				10.500000%

Indicated Value at Reversion (Fee Simple Interest)				$40,752,381
Less Selling Costs				(815,000)

Net Reversion				39,937,381

Value (Rounded)				$29,100,000
Value Per Hole				$1,616,667
Going-in Rate-Year 1				7.58%

Key Assumptions

❖	Ten-year holding period.

❖	Investment rates: 10-percent overall capitalization rate; 10.5-percent terminal capitalization rate; and a 13.5-percent discount rate (IRR).

❖	Two-percent selling costs.

Thus, the “as is” value of HTGL is estimated to be $29,100,000.

SECTION FOUR	II-7

Harbour Town Golf Links

E. MARKETABILITY AND LONG TERM RECOMMENDATIONS

The marketability and “sell potential” of HTGL is excellent given the Course’s international acclaim and positive historical cash flow. This asset is considered the cornerstone of SPA, and as such, should be the last to sell if SPA is to continue operating as a first-class resort company. In addition, disposing of HTGL as a stand-alone asset or bundled with Ocean/Sea Marsh Golf Course, for example, would materially negatively affect the remaining businesses within SPA.

It is recommended that SPA retain ownership of HTGL and make continuing efforts to promote and enhance the Course.

SECTION FOUR	II-8

III. Ocean and Sea Marsh Golf Courses

Ocean and Sea Marsh Golf Courses

A. INTRODUCTION

The Ocean and Sea Marsh Golf Courses (“OSM”) at Sea Pines Resort represent approximately 189.1 acres of land and 36 holes of challenging golf. The Ocean Course (the first golf course on Hilton Head Island, was re-designed in 1995 by Mark McCumber) and Sea Marsh Course enable Sea Pines Resort to market 54 holes of first-class golf - when combined with Harbour Town Golf Links - to guests and residents of the resort.

The courses are in average to good condition; both require principally routine preventive maintenance; some capital expenditures might enhance the utilization of OSM. These courses enhance the resort atmosphere and influence the success of SPA.

B. GOLF MARKET ANALYSIS

The success of OSM correlates to the health of local and regional tourism, particularly golf-influenced tourism, and weather patterns. Local and regional tourism is also affected by the weather; however, general economic conditions are the primary determinant regarding demand for golf at OSM. The profile of customer at OSM is relatively affluent and at least reasonably experienced at the game of golf.

The outlook for the golf industry is positive; though the industry peaked in the late 1990s. Courses such as OSM will remain demanded by many of the Island’s golfers.

C. FINANCIAL PERFORMANCE

The combined historical financial performance of the two courses has positive and negative factors.

The selected negative performance factors can be ascribed to fewer rounds played at OSM over the past few years and, resultantly, lower total revenue and a lower NOI margin. First, the daily green fees revenues in 2002/2003 are forecast to be the lowest in the five years represented below, due to the smallest number of rounds played in this period. Second, total revenue at OSM peaked at approximately $6.9 million in 1999/2000, which is 12.0 percent above the $6.1 million estimated for 2002/2003. Third, the NOI margin has decreased from 39.6 percent in 1998/1999 to 23.3 percent.

The selected positive performance factor is an overall increase in average green fees at OSM. The average green fees increased at a 3.0-percent compound average annual growth rate from 1998/1999 through forecast 2002/2003.

SECTION FOUR	III-1

Ocean and Sea Marsh Golf Courses

The subject property’s historical performance from October 1998 through September 2002, and the forecast for 2002/2003 are presented in Table IV-17.

SECTION FOUR	III-2

Ocean and Sea Marsh Golf Courses

Table IV-17

Ocean / Sea Marsh Golf Courses
Historical Operating Results and 2003 Forecast

		1998/1999				1999/2000
Number of Holes:			36				36
Number of Rounds:			96,050				100,382
Average Green Fee:			$49.73				$50.03
	Amount	Ratio	Per Hole	Per Rd	Amount	Ratio	Per Hole	Per Rd

Revenues
Daily Green Fees	$4,203,347	64.0%	$116,760	$43.76	$4,444,486	64.1%	$123,458	$44.28
Annual Green Fees	573,433	8.7%	15,929	5.97	577,282	8.3%	16,036	5.75
Cart Fees	226,527	3.4%	6,292	2.36	236,346	3.4%	6,565	2.35
Food & Beverage	345,269	5.3%	9,591	3.59	344,046	5.0%	9,557	3.43
Merchandise	681,881	10.4%	18,941	7.10	753,608	10.9%	20,934	7.51
Other Income	540,511	8.2%	15,014	5.63	577,632	8.3%	16,045	5.75

Total Revenues	6,570,968	100.0%	182,527	68.41	6,933,400	100.0%	192,594	69.07

Departmental Expenses
Golf	962,577	22.9%	26,738	10.02	1,048,619	23.6%	29,128	10.45
Food & Beverage	320,911	92.9%	8,914	3.34	331,767	96.4%	9,216	3.31
Merchandise	348,192	51.1%	9,672	3.63	385,187	51.1%	10,700	3.84

Total Departmental Expenses	1,631,680	24.8%	45,324	16.99	1,765,573	25.5%	49,044	17.59

Departmental Profit	4,939,289	75.2%	137,202	51.42	5,167,827	74.5%	143,551	51.48

Undistributed Expenses
Administrative & General	616,905	9.4%	17,136	6.42	575,725	8.3%	15,992	5.74
Marketing	241,066	3.7%	6,696	2.51	304,414	4.4%	8,456	3.03
Property Operation and Maintenance	1,309,617	19.9%	36,378	13.63	1,466,056	21.1%	40,724	14.60
Corporate OH Allocation (Golf F&B)	69,248	1.1%	1,924	0.72	80,970	1.2%	2,249	0.81

Total Undistributed Operating Expenses	2,236,836	34.0%	62,134	23.29	2,427,165	35.0%	67,421	24.18

Gross Operating Profit	2,702,453	41.1%	75,068	28.14	2,740,662	39.5%	76,130	27.30

Fixed Expenses
Property Taxes	101,993	1.6%	2,833	1.06	111,060	1.6%	3,085	1.11
Insurance		0.0%	0	0.00	48,097	0.7%	1,336	0.48

Total Fixed Expenses	101,993	1.6%	2,833	1.06	159,157	2.3%	4,421	1.59

Net Operating Income	2,600,460	39.6%	72,235	27.07	2,581,505	37.2%	71,708	25.72

FF&E Reserve	0	0.0%	0	0.00	0	0.0%	0	0.00

Net Operating Income After Reserve	$2,600,460	39.6%	$72,235	$27.07	$2,581,505	37.2%	$71,708	$25.72

[Additional columns below]

[Continued from above table, first column(s) repeated]

		2000/2001
Number of Holes:			36
Number of Rounds:			92,834
Average Green Fee:			$49.29
	Amount	Ratio	Per Hole	Per Rd

Revenues
Daily Green Fees	$3,957,183	61.2%	$109,922	$42.63
Annual Green Fees	618,995	9.6%	17,194	6.67
Cart Fees	232,104	3.6%	6,447	2.50
Food & Beverage	368,044	5.7%	10,223	3.96
Merchandise	657,859	10.2%	18,274	7.09
Other Income	633,946	9.8%	17,610	6.83

Total Revenues	6,468,131	100.0%	179,670	69.67

Departmental Expenses
Golf	1,040,292	26.3%	28,897	11.21
Food & Beverage	343,894	93.4%	9,553	3.70
Merchandise	331,106	50.3%	9,197	3.57

Total Departmental Expenses	1,715,292	26.5%	47,647	18.48

Departmental Profit	4,752,839	73.5%	132,023	51.20

Undistributed Expenses
Administrative & General	665,365	10.3%	18,482	7.17
Marketing	341,914	5.3%	9,498	3.68
Property Operation and Maintenance	1,487,367	23.0%	41,316	16.02
Corporate OH Allocation (Golf F&B)	87,724	1.4%	2,437	0.94

Total Undistributed Operating Expenses	2,582,370	39.9%	71,733	27.82

Gross Operating Profit	2,170,469	33.6%	60,291	23.38

Fixed Expenses
Property Taxes	117,368	1.8%	3,260	1.26
Insurance	256,348	4.0%	7,121	2.76

Total Fixed Expenses	373,716	5.8%	10,381	4.03

Net Operating Income	1,796,753	27.8%	49,910	19.35

FF&E Reserve	0	0.0%	0	0.00

Net Operating Income After Reserve	$1,796,753	27.8%	$49,910	$19.35

Source: Sea Pines Associations, Inc.

SECTION FOUR	III-3

Ocean and Sea Marsh Golf Courses

Table IV-18

Ocean / Sea Marsh Golf Courses
Historical Operating Results and 2003 Forecast

		2001/2002				2002/2003F
Number of Holes:			36				36
Number of Rounds:			86,170				76,185
Average Green Fee:			$53.68				$56.03
	Amount	Ratio	Per Hole	Per Rd	Amount	Ratio	Per Hole	Per Rd

Revenues
Daily Green Fees	$3,991,545	61.6%	$110,876	$46.32	$3,645,206	59.7%	101,256	$47.85
Annual Green Fees	634,375	9.8%	17,622	7.36	623,519	10.2%	17,320	8.18
Cart Fees	236,818	3.7%	6,578	2.75	234,726	3.8%	6,520	3.08
Food & Beverage	370,424	5.7%	10,290	4.30	326,940	5.4%	9,082	4.29
Merchandise	574,986	8.9%	15,972	6.67	615,814	10.1%	17,106	8.08
Other Income	669,841	10.3%	18,607	7.77	656,716	10.8%	18,242	8.62

Total Revenues	6,477,989	100.0%	179,944	75.18	6,102,921	100.0%	169,526	80.11

Departmental Expenses
Golf	1,071,037	26.8%	29,751	12.43	1,187,438	32.6%	32,984	15.59
Food & Beverage	338,884	91.5%	9,413	3.93	324,473	99.2%	9,013	4.26
Merchandise	296,938	51.6%	8,248	3.45	336,124	54.6%	9,337	4.41

Total Departmental Expenses	1,706,859	26.3%	47,413	19.81	1,848,035	30.3%	51,334	24.26

Departmental Profit	4,771,130	73.7%	132,531	55.37	4,254,886	69.7%	118,191	55.85

Undistributed Expenses
Administrative & General	589,223	9.1%	16,367	6.84	676,072	11.1%	18,780	8.87
Marketing	335,386	5.2%	9,316	3.89	353,957	5.8%	9,832	4.65
Property Operation and Maintenance	1,567,412	24.2%	43,539	18.19	1,615,289	26.5%	44,869	21.20
Corporate OH Allocation (Golf F&B)	68,473	1.1%	1,902	0.79	76,436	1.3%	2,123	1.00

Total Undistributed Operating Expenses	2,560,494	39.5%	71,125	29.71	2,721,754	44.6%	75,604	35.73

Gross Operating Profit	2,210,636	34.1%	61,407	25.65	1,533,132	25.1%	42,587	20.12

Fixed Expenses
Property Taxes	117,005	1.8%	3,250	1.36	113,062	1.9%	3,141	1.48
Insurance	91,490	1.4%	2,541	1.06		0.0%	0	0.00

Total Fixed Expenses	208,495	3.2%	5,792	2.42	113,062	1.9%	3,141	1.48

Net Operating Income	2,002,141	30.9%	55,615	23.23	1,420,070	23.3%	39,446	18.64

FF&E Reserve	0	0.0%	0	0.00	0	0.0%	0	0.00

Net Operating Income After Reserve	$2,002,141	30.9%	$55,615	$23.23	$1,420,070	23.3%	$39,446	$18.64

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Total	Weighted Average
Number of Holes:			180
Number of Rounds:			451,621
Average Green Fee:			$44.82
	Amount	Ratio	Per Hole	Per Rd

Revenues
Daily Green Fees	$20,241,767	62.2%	$112,454	$44.82
Annual Green Fees	3,027,604	9.3%	16,820	6.70
Cart Fees	1,166,521	3.6%	6,481	2.58
Food & Beverage	1,754,723	5.4%	9,748	3.89
Merchandise	3,284,148	10.1%	18,245	7.27
Other Income	3,078,646	9.5%	17,104	6.82

Total Revenues	32,553,409	100.0%	180,852	72.08

Departmental Expenses
Golf	5,309,963	26.2%	29,500	11.76
Food & Beverage	1,659,929	94.6%	9,222	3.68
Merchandise	1,697,547	51.7%	9,431	3.76

Total Departmental Expenses	8,667,439	26.6%	48,152	19.19

Departmental Profit	23,885,970	73.4%	132,700	52.89

Undistributed Expenses
Administrative & General	3,123,290	9.6%	17,352	6.92
Marketing	1,576,737	4.8%	8,760	3.49
Property Operation and Maintenance	7,445,741	22.9%	41,365	16.49
Corporate OH Allocation (Golf F&B)	382,850	1.2%	2,127	0.85

Total Undistributed Operating Expenses	12,528,618	38.5%	69,603	27.74

Gross Operating Profit	11,357,352	34.9%	63,096	25.15

Fixed Expenses
Property Taxes	560,488	1.7%	3,114	1.24
Insurance	395,935	1.2%	3,666	1.42

Total Fixed Expenses	956,423	2.9%	5,313	2.12

Net Operating Income	10,400,929	32.0%	57,783	23.03

FF&E Reserve	0	0.0%	0	0.00

Net Operating Income After Reserve	$10,400,929	32.0%	$57,783	$23.03

Source: Sea Pines Associations, Inc.

SECTION FOUR	III-4

Ocean and Sea Marsh Golf Courses

D. FINANCIAL PROJECTIONS AND VALUE ESTIMATE

The financial projections for OSM are based upon the historical utilization and performance of the courses and the outlook for golf and hospitality businesses on Hilton Head Island. The latter is influenced principally by the country’s economic conditions, and particularly how these impact the golf and hospitality industries.

The financial projections for OSM for the ten-year period beginning October 2003 and ending September 30, 2013 are shown below.

The tables on pages 6 and 7 illustrate the ten-year cash flow projections for the courses, which are based upon the stabilized year estimates, with adjustments for utilization and inflation.

The table on page 8 illustrates the value estimate for OSM using a discounted cash flow analysis that is based upon the aforementioned financial projections for the courses.

SECTION FOUR	III-5

Ocean and Sea Marsh Golf Courses

Table IV-19

Ten-Year Cash Flow Projections (Years One – Five) – Ocean and Sea Marsh

Ocean / Sea Marsh Golf Courses
Projected Operating Results
Fiscal Years Beginning October 1

	2003/04		2004/05		2005/06
Number of Units:	36		36		36
Number of Rounds:	77,000		86,990		89,480
Average Daily Rate:	$57.25		$59.00		$60.75
	Amount	Ratio	Amount	Ratio	Amount	Ratio

Revenues
Daily Green Fees	$4,408,000	63.0%	$5,132,000	64.7%	$5,436,000	65.1%
Annual Green Fees	720,000	10.3%	742,000	9.4%	764,000	9.1%
Cart Fees	270,000	3.9%	278,000	3.5%	286,000	3.4%
Food & Beverage	331,000	4.7%	385,000	4.9%	408,000	4.9%
Merchandise	616,000	8.8%	717,000	9.0%	759,000	9.1%
Other Income	657,000	9.4%	677,000	8.5%	697,000	8.3%

Total Revenues	7,002,000	100.0%	7,931,000	100.0%	8,350,000	100.0%

Departmental Expenses
Daily Green Fees	1,292,000	29.3%	1,377,000	26.8%	1,430,000	26.3%
Food & Beverage	331,000	100.0%	385,000	100.0%	408,000	100.0%
Merchandise	339,000	55.0%	394,000	55.0%	418,000	55.1%

Total Departmental Expenses	1,962,000	28.0%	2,156,000	27.2%	2,256,000	27.0%

Departmental Profit	5,040,000	72.0%	5,775,000	72.8%	6,094,000	73.0%

Undistributed Expenses
Administrative & General	648,000	9.3%	667,000	8.4%	687,000	8.2%
Marketing	360,000	5.1%	371,000	4.7%	382,000	4.6%
Property Operation and Maintenance	1,584,000	22.6%	1,632,000	20.6%	1,680,000	20.1%
Utility Costs	158,000	2.3%	163,000	2.1%	168,000	2.0%

Total Undistributed Operating Expenses	2,750,000	39.3%	2,833,000	35.7%	2,917,000	34.9%

Gross Operating Profit	2,290,000	32.7%	2,942,000	37.1%	3,177,000	38.0%

Base Management Fee	210,000	3.0%	238,000	3.0%	251,000	3.0%

Fixed Expenses
Property Taxes	113,000	1.6%	117,000	1.5%	120,000	1.4%
Insurance	108,000	1.5%	111,000	1.4%	115,000	1.4%

Total Fixed Expenses	221,000	3.2%	228,000	2.9%	235,000	2.8%

Net Operating Income	1,859,000	26.5%	2,476,000	31.2%	2,691,000	32.2%

FF&E Reserve	280,000	4.0%	317,000	4.0%	334,000	4.0%

Net Operating Income After Reserve	$1,579,000	22.6%	$2,159,000	27.2%	$2,357,000	28.2%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2006/07		2007/08
Number of Units:	36		36
Number of Rounds:	90,010		90,010
Average Daily Rate:	$62.50		$64.50
	Amount	Ratio	Amount	Ratio

Revenues
Daily Green Fees	$5,626,000	65.1%	$5,806,000	65.2%
Annual Green Fees	787,000	9.1%	810,000	9.1%
Cart Fees	295,000	3.4%	304,000	3.4%
Food & Beverage	423,000	4.9%	436,000	4.9%
Merchandise	787,000	9.1%	810,000	9.1%
Other Income	718,000	8.3%	739,000	8.3%

Total Revenues	8,636,000	100.0%	8,905,000	100.0%

Departmental Expenses
Daily Green Fees	1,475,000	26.2%	1,519,000	26.2%
Food & Beverage	423,000	100.0%	436,000	100.0%
Merchandise	433,000	55.0%	446,000	55.1%

Total Departmental Expenses	2,331,000	27.0%	2,401,000	27.0%

Departmental Profit	6,305,000	73.0%	6,504,000	73.0%

Undistributed Expenses
Administrative & General	708,000	8.2%	729,000	8.2%
Marketing	393,000	4.6%	405,000	4.5%
Property Operation and Maintenance	1,731,000	20.0%	1,783,000	20.0%
Utility Costs	173,000	2.0%	178,000	2.0%

Total Undistributed Operating Expenses	3,005,000	34.8%	3,095,000	34.8%

Gross Operating Profit	3,300,000	38.2%	3,409,000	38.3%

Base Management Fee	259,000	3.0%	267,000	3.0%

Fixed Expenses
Property Taxes	124,000	1.4%	128,000	1.4%
Insurance	118,000	1.4%	122,000	1.4%

Total Fixed Expenses	242,000	2.8%	250,000	2.8%

Net Operating Income	2,799,000	32.4%	2,892,000	32.5%

FF&E Reserve	345,000	4.0%	356,000	4.0%

Net Operating Income After Reserve	$2,454,000	28.4%	$2,536,000	28.5%

Source: PKF Consulting Fiscal Years Beginning October 1

SECTION FOUR	III-6

Ocean and Sea Marsh Golf Courses

Table IV-20

Ten-Year Cash Flow Projections (Years Six – Ten) – Ocean and Sea Marsh

Ocean / Sea Marsh Golf Courses
Projected Operating Results
Fiscal Years Beginning October 1

	2008/09		2009/10		2010/11
Number of Units:	36		36		36
Number of Rounds:	90,010		90,010		90,010
Average Daily Rate:	$66.50		$68.25		$70.50
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Revenues
Daily Green Fees	$5,986,000	65.2%	$6,143,000	65.1%	$6,346,000	65.2%
Annual Green Fees	835,000	9.1%	860,000	9.1%	886,000	9.1%
Cart Fees	313,000	3.4%	322,000	3.4%	332,000	3.4%
Food & Beverage	449,000	4.9%	462,000	4.9%	476,000	4.9%
Merchandise	835,000	9.1%	860,000	9.1%	886,000	9.1%
Other Income	762,000	8.3%	784,000	8.3%	808,000	8.3%

Total Revenues	9,180,000	100.0%	9,431,000	100.0%	9,734,000	100.0%

Departmental Expenses
Daily Green Fees	1,565,000	26.1%	1,612,000	26.2%	1,660,000	26.2%
Food & Beverage	449,000	100.0%	462,000	100.0%	476,000	100.0%
Merchandise	459,000	55.0%	473,000	55.0%	487,000	55.0%

Total Departmental Expenses	2,473,000	26.9%	2,547,000	27.0%	2,623,000	26.9%

Departmental Profit	6,707,000	73.1%	6,884,000	73.0%	7,111,000	73.1%

Undistributed Expenses
Administrative & General	751,000	8.2%	774,000	8.2%	797,000	8.2%
Marketing	417,000	4.5%	430,000	4.6%	443,000	4.6%
Property Operation and Maintenance	1,836,000	20.0%	1,891,000	20.1%	1,948,000	20.0%
Utility Costs	184,000	2.0%	189,000	2.0%	195,000	2.0%

Total Undistributed Operating Expenses	3,188,000	34.7%	3,284,000	34.8%	3,383,000	34.8%

Gross Operating Profit	3,519,000	38.3%	3,600,000	38.2%	3,728,000	38.3%

Base Management Fee	275,000	3.0%	283,000	3.0%	292,000	3.0%

Fixed Expenses
Property Taxes	131,000	1.4%	135,000	1.4%	139,000	1.4%
Insurance	125,000	1.4%	129,000	1.4%	133,000	1.4%

Total Fixed Expenses	256,000	2.8%	264,000	2.8%	272,000	2.8%

Net Operating Income	2,988,000	32.5%	3,053,000	32.4%	3,164,000	32.5%

FF&E Reserve	367,000	4.0%	377,000	4.0%	389,000	4.0%

Net Operating Income After Reserve	$2,621,000	28.6%	$2,676,000	28.4%	$2,775,000	28.5%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2011/12		2012/13
Number of Units:	36		36
Number of Rounds:	90,010		90,010
Average Daily Rate:	$72.50		$74.75
	Amount	Ratio	Amount	Ratio
Revenues
Daily Green Fees	$6,526,000	65.2%	$6,728,000	65.2%
Annual Green Fees	912,000	9.1%	939,000	9.1%
Cart Fees	342,000	3.4%	352,000	3.4%
Food & Beverage	490,000	4.9%	505,000	4.9%
Merchandise	912,000	9.1%	940,000	9.1%
Other Income	832,000	8.3%	857,000	8.3%

Total Revenues	10,014,000	100.0%	10,321,000	100.0%

Departmental Expenses
Daily Green Fees	1,710,000	26.2%	1,762,000	26.2%
Food & Beverage	490,000	100.0%	505,000	100.0%
Merchandise	502,000	55.0%	517,000	55.0%

Total Departmental Expenses	2,702,000	27.0%	2,784,000	27.0%

Departmental Profit	7,312,000	73.0%	7,537,000	73.0%

Undistributed Expenses
Administrative & General	821,000	8.2%	845,000	8.2%
Marketing	456,000	4.6%	470,000	4.6%
Property Operation and Maintenance	2,007,000	20.0%	2,067,000	20.0%
Utility Costs	201,000	2.0%	207,000	2.0%

Total Undistributed Operating Expenses	3,485,000	34.8%	3,589,000	34.8%

Gross Operating Profit	3,827,000	38.2%	3,948,000	38.3%

Base Management Fee	300,000	3.0%	310,000	3.0%

Fixed Expenses
Property Taxes	144,000	1.4%	148,000	1.4%
Insurance	137,000	1.4%	141,000	1.4%

Total Fixed Expenses	281,000	2.8%	289,000	2.8%

Net Operating Income	3,246,000	32.4%	3,349,000	32.4%

FF&E Reserve	401,000	4.0%	413,000	4.0%

Net Operating Income After Reserve	$2,845,000	28.4%	$2,936,000	28.4%

Source: PKF Consulting

SECTION FOUR	III-7

Ocean and Sea Marsh Golf Courses

Discounted Cash Flow Value Estimate

Table IV-21

Ocean / Sea Marsh Golf Courses

VALUATION - DISCOUNTED CASH FLOW

				Unrounded
	Number of	Projected	14.00%	Present
Period	Months	NOI	PV Factor	Value
2003/04	12	$1,579,000	0.877193	$1,385,088
2004/05	24	2,159,000	0.769468	1,661,280
2005/06	36	2,357,000	0.674972	1,590,908
2006/07	48	2,454,000	0.592080	1,452,965
2007/08	60	2,536,000	0.519369	1,317,119
2008/09	72	2,621,000	0.455587	1,194,092
2009/10	84	2,676,000	0.399637	1,069,429
2010/11	96	2,775,000	0.350559	972,801
2011/12	108	2,845,000	0.307508	874,860
2012/13	120	2,936,000	0.269744	791,968
Reversion		26,985,364	0.269744	7,279,135

				$19,589,646
			ROUNDED	$19,600,000

Value of the Reversion
Year 11 NOI				$3,029,000
Terminal Capitalization Rate				11.000000%

Indicated Value at Reversion (Fee Simple Interest)				$27,536,364
Less Selling Costs				(551,000)

Net Reversion				26,985,364

Value (Rounded)				$19,600,000
Value Per Room				$544,444
Going-in Rate-Year 1				8.06%

Key Assumptions

❖	Ten-year holding period.

❖	Investment rates: 10.5-percent overall capitalization rate; 11-percent terminal capitalization rate; and a 14.0-percent discount rate (IRR).

❖	Two-percent selling costs.

Thus, the estimated “as-is” value of OSM is $19,600,000.

SECTION FOUR	III-8

Ocean and Sea Marsh Golf Courses

E. MARKETABILITY OF OSM AND LONG-TERM RECOMMENDATIONS

The marketability and “sell potential” of OSM is good given the courses’ local and regional reputation and positive historical cash flow. These assets are considered very important to the success of SPA, and as such, should not be considered more expendable in a disposition strategy than selected other core SPA assets. OSM contributes to SPA’s reputation as a first-class resort company. In addition, disposing of OSM by themselves or bundled with Harbour Town Golf Links, for example, would materially negatively impact the remaining businesses within SPA. .

It is recommended that SPA retain ownership of OSM and make continuing efforts to improve and promote the Course.

SECTION FOUR	III-9

IV. The Sea Pines Racquet Club

The Sea Pines Racquet Club

A. INTRODUCTION

Sea Pines Racquet Club is the most significant stand-alone recreational component of SPA, aside from the Harbour Town Golf Links and the Ocean and Sea Marsh Golf Courses. Comprising 23 clay courts on an approximately 6-acre tract of land, it has hosted several professional tennis tournaments in the past. It is the only club to hold Tennis Magazine’s Number One Ranking for Tennis Programming and the first club to be named the magazine’s Number One Resort Facility in the nation.

Despite its significance as a component of Sea Pines Resort, occupying the site as it is (the Racquet Club) does not appear to maximize the land value. The following sections will compare the value estimates of the site with its existing recreational use and with the addition of some residential units.

B. VALUE ESTIMATE – AS IS

To calculate the value estimate of the Racquet Club in its “as is” condition, we have relied on the historical income streams to estimate a reasonable financial result of the operation, as would be anticipated by a prospective buyer. From the estimated EBITDA, we apply a multiplier of 5.0 to arrive at the value of the operation. The multiplier is reasonable based on our analysis of the transactions of some similar operations. This analysis is shown in Table IV-22 on the following page.

The value of the Racquet Club site with 23 clay courts is estimated to be $1,523,000.

SECTION FOUR	IV 1

The Sea Pines Racquet Club

Table IV-22

Sea Pines Racquet Club

Summarized Historical and 2003 (Forecast) Financial Results

	1999		2000		2001		2002		2003F
Revenues	$869,779	100.0%	$852,916	100.0%	$956,071	100.0%	$1,292,151	100.0%	$1,534,400	100.0%
less Cost of Sales	319,025	36.7%	290,875	34.1%	338,576	35.4%	578,997	44.8%	805,532	52.5%

Gross Profit	550,754	63.3%	562,041	65.9%	617,495	64.6%	713,154	55.2%	728,868	47.5%
less Operating Expenses
Payroll	254,341	29.2%	248,705	29.2%	257,061	26.9%	243,622	18.9%	262,489	17.1%
Benefits	52,412	6.0%	52,013	6.1%	53,776	5.6%	56,093	4.3%	61,616	4.0%
Other Expenses	95,185	10.9%	83,988	9.8%	83,426	8.7%	89,773	6.9%	94,595	6.2%

Total Operating Expenses	401,938	46.2%	384,706	45.1%	394,263	41.2%	389,488	30.1%	418,700	27.3%
EBITDA	148,816	17.1%	177,335	20.8%	223,232	23.3%	323,666	25.0%	310,168	20.2%

Valuation - Income Approach

Estimated Stabilized Income

	Revenues	$1,530,000	100.0%
less	Cost of Sales	803,000	52.5%

	Gross Profit	727,000	47.5%
less	Operating Expenses
	Payroll	260,100	17.0%
	Benefits	61,200	4.0%
	Other Expenses	94,900	6.2%

	Total Operating Expe	416,200	27.2%
	EBITDA	310,800	20.3%
	Multiplier	5.00

		1,554,000
	less
	Cost of Sale 2%	31,080

	Indicated Value	1,522,920

Indicated Value of Sea Pines Racquet Club $1,523,000

SECTION FOUR	IV 2

The Sea Pines Racquet Club

C. HIGHEST AND BEST USE ANALYSIS

Legally Permissible The permitted uses on the subject site include commercial, residential, recreational and institutional.

Physically Possible The site comprises a total of approximately 5.95 acres of land in a generally flat, irregular-shaped parcel. Given the size and physical configuration of the site, commercial, residential, recreational and institutional would be physically possible.

Financially Feasible and Maximally Productive The Inn at Harbour Town is located adjacent to the Racquet Club site. The small room count of 60 units has been the limiting factor for The Inn in accommodating group business. According to the general manager of The Inn, additional guestrooms in the area would complement the profitability of The Inn and enable the hotel to expand in the group business segment. Therefore, it is apparent that the maximally productive use of a portion of the Racquet Club Site should comprise lodging units. However, excessive rooms additions will negatively hamper and burden the growth of The Inn. To maximize the values of the site and the existing hotel, an additional 40 to 50 guestrooms would be appropriate. However, additional hotel units are not permitted on the site. An alternative is to develop some of the remaining residential density units on a portion of the Racquet Club site, and market them in conjunction with The Inn as part of the hotel’s room inventory. Based on our sensitivity analysis and to maximize the overall value of the developable parcels in the entire Sea Pines Resort, there could be 20 residential density units remaining for the site. Therefore, a residential development of 20 two-bedroom units will add 40 guestrooms to the area, which is considered optimum.

As the Racquet Club forms one of the core assets in SPA, and it enhances the identity and appeal of Sea Pines Resort, the Racquet Club should be retained at where it is now. Currently, it is our understanding that the Racquet Club occupies close to six acres of land with 23 clay courts. It is not within the scope of work for this assignment to provide architectural planning regarding the development of the 20 residential units and the Racquet Club; however, we believe the 6-acre site could accommodate 15 to 18 courts together with the 20 residential units. As such, the land value is maximized without incurring additional costs to replace the Racquet Club on the plantation.

D. VALUE ESTIMATE – HIGHEST AND BEST USE

The optimal value of the site currently occupied by the Racquet Club would be the combination of the Racquet Club operation with a reduced number of courts and the value derived from the residential density units.

SECTION FOUR	IV 3

The Sea Pines Racquet Club

The value of the Racquet Club is expected to decline after removing some of the tennis courts. The following page shows the calculations with revised revenue and expenses estimates. We have adopted the same multiplier of 5.0 as we have used in the “as is” calculations. The going-concern value of the Racquet Club becomes $770,000.

The Racquet Club site is located opposite the Artist Area Parcels A and B across Lighthouse Road. It is appropriate and logical to consider the value per residential unit on the Racquet Club site to be similar to that derived for the Artist Area Parcel A and B, which is $65,000 per residential density unit. With 20 developable residential units on the Racquet Club site, the value estimate is $1,300,000.

Therefore, the value estimate for the Racquet Club Site is:

Racquet Club		Residential Use		Total
$770,000	+	$1,300,000	=	$2,070,000

Table IV-23 on the following page illustrates this analysis.

SECTION FOUR	IV 4

The Sea Pines Racquet Club

TABLE IV-23

Sea Pines Racquet Club

Summarized Historical and 2003 (Forecast) Financial Results

	1999		2000		2001		2002		2003F
Revenues	$869,779	100.0%	$852,916	100.0%	$956,071	100.0%	$1,292,151	100.0%	$1,534,400	100.0%
less Cost of Sales	319,025	36.7%	290,875	34.1%	338,576	35.4%	578,997	44.8%	805,532	52.5%

Gross Profit	550,754	63.3%	562,041	65.9%	617,495	64.6%	713,154	55.2%	728,868	47.5%
less Operating Expenses
Payroll	254,341	29.2%	248,705	29.2%	257,061	26.9%	243,622	18.9%	262,489	17.1%
Benefits	52,412	6.0%	52,013	6.1%	53,776	5.6%	56,093	4.3%	61,616	4.0%
Other Expenses	95,185	10.9%	83,988	9.8%	83,426	8.7%	89,773	6.9%	94,595	6.2%

Total Operating Expenses	401,938	46.2%	384,706	45.1%	394,263	41.2%	389,488	30.1%	418,700	27.3%
EBITDA	148,816	17.1%	177,335	20.8%	223,232	23.3%	323,666	25.0%	310,168	20.2%

Valuation - Income Approach

Estimated Stabilized Income

Revenues	$775,000	100.0%
less Cost of Sales	407,000	52.5%

Gross Profit	368,000	47.5%
less Operating Expenses
Payroll	131,800	17.0%
Benefits	31,000	4.0%
Other Expenses	48,100	6.2%

Total Operating Expe	210,900	27.2%
EBITDA	157,100	20.3%
Multiplier	5.00

	785,500
less
Cost of Sale 2%	15,710

Indicated Value	769,790

Indicated Value of Sea Pines Racquet Club
$770,000

SECTION FOUR	IV 5

The Sea Pines Racquet Club

E. MARKETABILITY AND LONG TERM RECOMMENDATIONS

Sea Pines Racquet Club is a very important component of Sea Pines Resort. However, its use on the current site does not represent the highest and best use. The recommendation, therefore, is to sell or develop a portion of the Racquet

SECTION FOUR	IV-6

The Sea Pines Racquet Club

Club site into two-bedroom villas and reduce the overall size of the Racquet Club

SECTION FOUR	IV-7

The Sea Pines Racquet Club

in its current location. SPA should continue to retain the ownership of the Racquet Club because the club augments the appeal of Sea Pines Resort, and having total control over this core asset enables SPA better to leverage its other business operations.

It should be highlighted that if SPA chooses to sell the 20 residential units development rights on the site, SPA should restrict the construction of the residential development to appear compatible and similar to The Inn, and also obtain a long term management contract for the residential units. As The Inn is one of the core assets in SPA, joint-managing the two properties would achieve better yield management and enhance the profitability of the two lodging facilities. To this end, the residential units, upon completion, should therefore be marketed and sold to investors or investment syndicates looking at including the units in a pre-agreed rental program.

SECTION FOUR	IV-8

V. The Plantation Club Site

The Plantation Club Site

A. INTRODUCTION

The Plantation Club Site encompasses an approximately 8.6-acre tract of land at the eastern end of Lighthouse Road and the southwestern edge of the Ocean and Sea Marsh Golf Courses. It is located within walking distance of the Beach Club and the Atlantic Ocean beach. The 32,000-square-foot clubhouse and conference center, the Plantation Club, currently occupies the eastern fringe of the site and overlooks the Ocean and Sea Marsh Golf Courses. The Plantation Club features a 1,100-square-foot pro shop, a conference center comprising 9,377 square feet of meeting space, offices, an indoor/outdoor swimming pool, a Fitness Center and the Lakehouse Restaurant.

The conference center, built in 1961, is currently underutilized and does not appear to contribute significant value to the land, as the cash flow generated from this property has historically been minimal. Therefore, a highest and best use analysis, discussed in the following section, is essential to determine the residual market value of the site.

B. HIGHEST AND BEST USE ANALYSIS – AS IF VACANT

Legally Permissible The permitted uses on the subject site include a 100-room hotel, commercial, residential, recreational and institutional.

Physically Possible The site comprises a total of 8.6 acres of land in a generally flat, irregular-shaped parcel. Given the size and physical configuration of the site, hotel, commercial, residential, recreational and institutional would be physically possible. However, its location adjacent to the two golf courses and within walking distance from the beach, and the physical attributes in the surrounding area indicate that hotel, commercial or residential development would be the most appropriate.

Financially Feasible and Maximally Productive There are only 58 residential density units available for future development within Sea Pines Plantation. Due to this limitation and the ability of alternative higher-value sites to accommodate all of these density units, the residential units are better placed on sites in Harbour Town to maximize the overall value of the developable parcels. Therefore, residential development at the Plantation Club does not appear to be optimal.

We investigated the option of commercial developments of 15,000, 20,000, 25,000 and 30,000 square feet net rentable area on the site. Notwithstanding the apparent incompatibility of commercial development with surrounding land uses, calculations showed that the land values, even with a 30,000-square-foot retail development, would be lower than the site value assuming a 100-room hotel development. The site value estimate assuming a hotel development is discussed in the following section and is shown in Table IV-24 on the following page.

SECTION FOUR	V 1

The Plantation Club Site

Table IV-24

Plantation Club Site - Assume Retail Development

	Option A	Option B	Option C	Option D
	15,000 sq. ft.	20,000 sq. ft.	25,000 sq. ft.	30,000 sq. ft.
Retail Space Value @ $250 per s.f.	$3,750,000	$5,000,000	$6,250,000	$7,500,000
less
Demolition Cost	$200,000	$200,000	$200,000	$200,000
Construction Costs $91/s.f.	2,010,000	2,680,000	3,350,000	$4,020,000
Indirect Costs @ 10% of construction costs	201,000	268,000	335,000	$402,000
Developer’s Profit @ 20% of construction costs	402,000	536,000	670,000	$804,000

Residual Land Value	$937,000	$1,316,000	$1,695,000	$2,074,000

C. VALUE ESTIMATE

The value of the site is calculated by deducting the development costs, including the developer’s profits, from the value of a new 100-room hotel.

1.	NEW 100-ROOM HOTEL – AS IF COMPLETED

To estimate the value of the new 100-room hotel, we have assumed that the hotel comprises the following physical attributes and amenities:

❖	AAA rating of 3-diamond (♦♦♦), or equivalent;

❖	100 high-quality guestrooms;

❖	12,000-square-foot spa and fitness center;

❖	5,000-square-foot meeting space;

❖	A 75-seat restaurant/lounge;

❖	Surface parking; and

❖	Gross building area of approximately 80,000 square feet.

We analyzed the historical performance of the competitive set, which comprises primarily the upscale resort hotels on the Hilton Head Island, namely The Inn at Harbour Town (60 rooms), Holiday Inn (201 rooms), Marriott (512 rooms), Crowne Plaza (340 rooms), Westin (412 rooms) and Hilton (323 rooms). The historical performance of the competitive set is presented in Table IV-25 on the following page.

SECTION FOUR	V 2

The Plantation Club Site

Table IV-25

Historical Market Performance of the Competitive Supply

	Annual	Percent	Occupied	Percent	Market	Average	Percent		Percent
Year	Supply	Change	Rooms	Change	Occupancy	Daily Rate	Change	REVPAR	Change
1998	652,620	N/A	452,918	N/A	69.4%	$136.51	N/A	$94.74	N/A
1999	652,620	0.0%	428,771	N/A	65.7%	140.44	N/A	92.27	N/A
2000	657,153	0.7%	430,435	0.4%	65.5%	140.80	0.3%	92.22	0.0%
2001	674,520	2.6%	390,547	-9.3%	57.9%	143.55	2.0%	83.12	-9.9%
2002	674,520	0.0%	399,316	2.2%	59.2%	147.61	2.8%	87.39	5.1%

CAAG	0.8%		-3.1%			2.0%		-2.0%

02’ YTD	168,630	N/A	111,802	N/A	66.3%	$155.21	N/A	$102.90	N/A
03’ YTD	168,630	0.0%	108,429	-3.0%	64.3%	153.58	-1.1%	98.75	-4.0%

Source: Smith Travel Research, PKF Consulting

We have assumed that the new hotel will open in January 1, 2006 (Year one). Based on the historical performance of the competitive set, The Inn at the Harbour Town, and our interviews with the local hotel operators, we projected the new hotel to achieve 53 percent occupancy in its first year of operation at an average rate per occupied room (“ADR”) of $148.50. In the following two years, the property’s performance is expected to ramp up and the ADR should increase 5 percent in each of the two years. Occupancy should stabilize at 66 percent by 2009, as shown in Table IV-26.

Table IV-26

Projected Market Performance of the Subject Hotel

	Annual	Percent	Occupied	Percent	Occupancy	Average	Percent		Percent	Market	Revenue
Year	Supply	Change	Rooms	Change	Percentage	Daily Rate	Change	REVPAR	Change	Penetration	Yield
2006	36,500	0.0%	19,200	N/A	53%	148.50	0.0%	78.12	N/A	87%	81%
2007	36,500	0.0%	22,000	14.6%	60%	156.00	5.0%	94.03	20.4%	97%	92%
2008	36,600	0.3%	23,500	6.8%	64%	164.00	5.0%	105.59	12.3%	104%	101%
2009	36,500	-0.3%	24,100	2.6%	66%	168.75	3.0%	111.42	5.5%	107%	103%
2010	36,500	0.0%	24,100	0.0%	66%	174.00	3.0%	114.89	3.1%	107%	103%

CAAG	0.0%		5.8%			4.0%		10.1%

Source: PKF Consulting

Tables IV-27, IV-28 and IV-29 on the following three pages present the ten-year projected cash flow for the property, based on the historical operations of comparable properties, and the value estimate using discounted cash flow analysis.

SECTION FOUR	V 3

The Plantation Club Site

Table IV-27

Plantation Club Site - 100-room Hotel
Projected Operating Results
Calendar Years

	2006	2007	2008	2009	2010
Number of Units:	100	100	100	100	100
Number of Annual Rooms Available:	36,500	36,500	36,500	36,500	36,500
Number of Rooms Occupied:	19,350	21,900	23,360	24,090	24,090
Annual Occupancy:	53.0%	60.0%	64.0%	66.0%	66.0%
Average Daily Rate:	$148.50	$156.00	$164.00	$168.75	$174.00
Revenue Per Available Room:	$78.71	$93.60	$104.96	$111.38	$114.84

	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Revenues
Rooms	$2,873,000	40.1%	$3,416,000	43.1%	$3,831,000	45.0%	$4,065,000	45.6%	$4,192,000	45.6%
Food & Beverage	2,650,000	37.0%	2,729,000	34.5%	2,811,000	33.0%	2,896,000	32.5%	2,982,000	32.4%
Telecommunications	58,000	0.8%	68,000	0.9%	74,000	0.9%	79,000	0.9%	81,000	0.9%
Spa	1,000,000	14.0%	1,030,000	13.0%	1,061,000	12.5%	1,093,000	12.2%	1,126,000	12.2%
Other Operated Departments	581,000	8.1%	677,000	8.5%	743,000	8.7%	790,000	8.9%	813,000	8.8%

Total Revenues	7,162,000	100.0%	7,920,000	100.0%	8,520,000	100.0%	8,923,000	100.0%	9,194,000	100.0%

Departmental Expenses
Rooms	1,086,000	37.8%	1,184,000	34.7%	1,258,000	32.8%	1,316,000	32.4%	1,356,000	32.3%
Food & Beverage	1,855,000	70.0%	1,911,000	70.0%	1,968,000	70.0%	2,027,000	70.0%	2,088,000	70.0%
Telecommunications	49,000	84.5%	58,000	85.3%	63,000	85.1%	67,000	84.8%	69,000	85.2%
Spa	700,000	70.0%	721,000	70.0%	743,000	70.0%	765,000	70.0%	788,000	70.0%
Other Operated Departments	406,000	69.9%	474,000	70.0%	520,000	70.0%	553,000	70.0%	569,000	70.0%

Total Departmental Expenses	4,096,000	57.2%	4,348,000	54.9%	4,552,000	53.4%	4,728,000	53.0%	4,870,000	53.0%

Departmental Profit	3,066,000	42.8%	3,572,000	45.1%	3,968,000	46.6%	4,195,000	47.0%	4,324,000	47.0%

Undistributed Expenses
Administrative & General	400,000	5.6%	412,000	5.2%	424,000	5.0%	437,000	4.9%	450,000	4.9%
Marketing	412,000	5.8%	412,000	5.2%	424,000	5.0%	437,000	4.9%	450,000	4.9%
Property Operation and Maintenance	200,000	2.8%	206,000	2.6%	212,000	2.5%	219,000	2.5%	225,000	2.4%
Utility Costs	110,000	1.5%	113,000	1.4%	117,000	1.4%	120,000	1.3%	124,000	1.3%

Total Undistributed Operating Expenses	1,122,000	15.7%	1,143,000	14.4%	1,177,000	13.8%	1,213,000	13.6%	1,249,000	13.6%

Gross Operating Profit	1,944,000	27.1%	2,429,000	30.7%	2,791,000	32.8%	2,982,000	33.4%	3,075,000	33.4%

Base Management Fee	215,000	3.0%	238,000	3.0%	256,000	3.0%	268,000	3.0%	276,000	3.0%

Fixed Expenses
Property Taxes	100,000	1.4%	103,000	1.3%	106,000	1.2%	109,000	1.2%	113,000	1.2%
Insurance	120,000	1.7%	124,000	1.6%	127,000	1.5%	131,000	1.5%	135,000	1.5%

Total Fixed Expenses	220,000	3.1%	227,000	2.9%	233,000	2.7%	240,000	2.7%	248,000	2.7%

Net Operating Income	1,509,000	21.1%	1,964,000	24.8%	2,302,000	27.0%	2,474,000	27.7%	2,551,000	27.7%

FF&E Reserve	215,000	3.0%	277,000	3.5%	341,000	4.0%	357,000	4.0%	368,000	4.0%

Net Operating Income After Reserve	$1,294,000	18.1%	$1,687,000	21.3%	$1,961,000	23.0%	$2,117,000	23.7%	$2,183,000	23.7%

Source: PKF Consulting                 Full Year of Operation

SECTION FOUR	V 4

The Plantation Club Site

Table IV-28

Plantation Club Site - 100-room Hotel
Projected Operating Results
Calendar Years

	2011	2012	2013	2014	2015
Number of Units:	100	100	100	100	100
Number of Annual Rooms Available:	36,500	36,500	36,500	36,500	36,500
Number of Rooms Occupied:	24,090	24,090	24,090	24,090	24,090
Annual Occupancy:	66.0%	66.0%	66.0%	66.0%	66.0%
Average Daily Rate:	$179.00	$184.50	$190.00	$195.75	$201.50
Revenue Per Available Room:	$118.14	$121.77	$125.40	$129.20	$132.99

	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Revenues
Rooms	$4,312,000	45.6%	$4,445,000	45.6%	$4,577,000	45.6%	$4,716,000	45.6%	$4,854,000	45.6%
Food & Beverage	3,072,000	32.5%	3,164,000	32.4%	3,259,000	32.4%	3,357,000	32.4%	3,458,000	32.5%
Telecommunications	84,000	0.9%	86,000	0.9%	89,000	0.9%	92,000	0.9%	94,000	0.9%
Spa	1,159,000	12.2%	1,194,000	12.2%	1,230,000	12.2%	1,267,000	12.2%	1,305,000	12.2%
Other Operated Departments	838,000	8.9%	863,000	8.8%	889,000	8.9%	915,000	8.8%	943,000	8.9%

Total Revenues	9,465,000	100.0%	9,752,000	100.0%	10,044,000	100.0%	10,347,000	100.0%	10,654,000	100.0%

Departmental Expenses
Rooms	1,396,000	32.4%	1,438,000	32.4%	1,481,000	32.4%	1,526,000	32.4%	1,572,000	32.4%
Food & Beverage	2,150,000	70.0%	2,215,000	70.0%	2,281,000	70.0%	2,350,000	70.0%	2,420,000	70.0%
Telecommunications	71,000	84.5%	73,000	84.9%	76,000	85.4%	78,000	84.8%	80,000	85.1%
Spa	811,000	70.0%	836,000	70.0%	861,000	70.0%	887,000	70.0%	913,000	70.0%
Other Operated Departments	586,000	69.9%	604,000	70.0%	622,000	70.0%	641,000	70.1%	660,000	70.0%

Total Departmental Expenses	5,014,000	53.0%	5,166,000	53.0%	5,321,000	53.0%	5,482,000	53.0%	5,645,000	53.0%

Departmental Profit	4,451,000	47.0%	4,586,000	47.0%	4,723,000	47.0%	4,865,000	47.0%	5,009,000	47.0%

Undistributed Expenses
Administrative & General	464,000	4.9%	478,000	4.9%	492,000	4.9%	507,000	4.9%	522,000	4.9%
Marketing	464,000	4.9%	478,000	4.9%	492,000	4.9%	507,000	4.9%	522,000	4.9%
Property Operation and Maintenance	232,000	2.5%	239,000	2.5%	246,000	2.4%	253,000	2.4%	261,000	2.4%
Utility Costs	128,000	1.4%	131,000	1.3%	135,000	1.3%	139,000	1.3%	144,000	1.4%

Total Undistributed Operating Expenses	1,288,000	13.6%	1,326,000	13.6%	1,365,000	13.6%	1,406,000	13.6%	1,449,000	13.6%

Gross Operating Profit	3,163,000	33.4%	3,260,000	33.4%	3,358,000	33.4%	3,459,000	33.4%	3,560,000	33.4%

Base Management Fee	284,000	3.0%	293,000	3.0%	301,000	3.0%	310,000	3.0%	320,000	3.0%

Fixed Expenses
Property Taxes	116,000	1.2%	119,000	1.2%	123,000	1.2%	127,000	1.2%	130,000	1.2%
Insurance	139,000	1.5%	143,000	1.5%	148,000	1.5%	152,000	1.5%	157,000	1.5%

Total Fixed Expenses	255,000	2.7%	262,000	2.7%	271,000	2.7%	279,000	2.7%	287,000	2.7%

Net Operating Income	2,624,000	27.7%	2,705,000	27.7%	2,786,000	27.7%	2,870,000	27.7%	2,953,000	27.7%

FF&E Reserve	379,000	4.0%	390,000	4.0%	402,000	4.0%	414,000	4.0%	426,000	4.0%

Net Operating Income After Reserve	$2,245,000	23.7%	$2,315,000	23.7%	$2,384,000	23.7%	$2,456,000	23.7%	$2,527,000	23.7%

Source: PKF Consulting

SECTION FOUR	V 5

The Plantation Club Site

Table IV-29

VALUATION - DISCOUNTED CASH FLOW

				Unrounded
	Number of	Projected	14.00%	Present
Period	Months	NOI	PV Factor	Value
2006	12	$1,294,000	0.877193	$1,135,088
2007	24	1,687,000	0.769468	1,298,092
2008	36	1,961,000	0.674972	1,323,619
2009	48	2,117,000	0.592080	1,253,434
2010	60	2,183,000	0.519369	1,133,782
2011	72	2,245,000	0.455587	1,022,792
2012	84	2,315,000	0.399637	925,160
2013	96	2,384,000	0.350559	835,733
2014	108	2,456,000	0.307508	755,240
2015	120	2,527,000	0.269744	681,643
Reversion		22,207,870	0.269744	5,990,435

				$16,355,017
			ROUNDED	$16,400,000

Value of the Reversion

Year 11 NOI	$2,606,000
Terminal Capitalization Rate	11.500000%

Indicated Value at Reversion (Fee Simple Interest)	$22,660,870
Less Selling Costs	(453,000)

Net Reversion	22,207,870

Value (Rounded)	$16,400,000
Value Per Room	$164,000
Going-in Rate-Year 1	7.89%

Key Assumptions

❖	Ten-year holding period.

❖	Investment rates: 11-percent overall capitalization rate; 10.5-percent terminal capitalization rate; and a 143.0-percent discount rate (IRR).

❖	Two-percent selling costs.

Thus, we estimate the market value (as if completed) of the 100-room hotel as of January 1, 2006, via the discounted cash flow analysis (yield capitalization approach) is $16,400,000.

SECTION FOUR	V-6

The Plantation Club Site

     2. RESIDUAL SITE VALUE

The residual site value is derived from the deduction of total development costs from the value estimate of the hotel as if completed in the previous section. The total development costs in this particular case include the demolition costs of the existing structures, construction costs or direct costs (material, labor, contractor’s fees, etc.), the indirect costs (financing, legal, marketing fees, etc.), the fixtures, fittings and equipment (FF&E) and the developer’s profits. The calculations of the hotel’s gross building area and the direct costs are presented in the tables below. Cost estimates are derived from Marshall & Swift’s Marshall Valuation Service.

Table IV-30

Hotel GBA Calculations

	No. of Unit		Unit sq. ft.	Total sq. ft.
Hotel room	100	rooms	480	48,000
Meeting Space	1		6000	6,000
Pre-Function	1		4000	4,000
Surface parking	120		0	—
Spa & ancillary	1		12000	12,000
Restaurant	75	seats	25	2,000
Lobby	1		2000	2,000
Back-of-the-hse
kitchen	1		1000	1,000
admin	1		1250	1,250
storage	1		1000	1,000
lockers	1		500	500
M & E	1		1250	1,250
Mis	1		1000	1,000
Total Hotel GBA (sq. ft.)				80,000

Table IV-31

Construction Costs Calculations

Marshall & Shift - Class C Good
Hotel GBA	80,000	sq.ft.
Base cost	$99.51	psf	$7,960,800
Current Cost Multiplier			1.01
Local Multiplier			1.00
Construction Costs			$8,040,000

The following calculations in Table IV-32 show that the residual site value is $3,250,000, which concludes that the highest and best use of the Plantation Club Site is for a 100-room hotel, based on the previously mentioned assumptions.

Table IV-32

Plantation Club Site - Estimate of Value

	$	$
Hotel Value		16,400,000
less
Demolition Cost	200,000
Construction Costs	8,040,000
Indirect Costs @ 10% of construction costs	804,000
Developer’s Profit @ 20% of construction costs	1,608,000
F F & E per room @ $25,000	$2,500,000
Total Development Costs		13,152,000

Residual Land Value		3,248,000

Residual Land Value (rounded)		3,250,000
Land Value per room		$32,000

SECTION FOUR	V-7

The Plantation Club Site

D. FITNESS CENTER AND THE LAKEHOUSE RESTAURANT

It should be noted that the Fitness Center and the Lakehouse Restaurant are physically part of the existing Plantation Club. With the development of a new hotel on the site, or selling the site with hotel development potential, we assume the entire structure would be demolished. Therefore, there is no appropriate value estimate for the Fitness Center and the Lakehouse Restaurant in our going-concern analysis.

E. MARKETABILITY AND LONG-TERM RECOMMENDATIONS

Due to the high barriers to entry into the Sea Pines Resort, and the limited premier sites available for hotel development, the marketability of the Plantation Club Site is considered excellent. However, it should be noted that Sea Pines Associates, Inc. (SPA) would incur an estimated cost of $1,225,000 to provide a replacement clubhouse for the Ocean and Sea Marsh Golf Course. Therefore, selling the site outright would give SPA a net amount of $2,025,000.

This property is one of SPA’s core assets. We recommend that if SPA intends to sell the site, it retain the right to manage the new hotel for a market-rate management fee. This hotel is intended to be positioned slightly lower than The Inn at Harbour Town in terms of quality and price point levels. Managing the new property and The Inn at Harbour Town together enables a better and more efficient yield management, and hence optimizes the level of profitability for both hotels.

SECTION FOUR	V-8

VI. Beach Club

Beach Club

A. INTRODUCTION

The Beach Club is the only oceanfront property owned by Sea Pines Associates, Inc. on the plantation. The 3.2-acre tract of land is generally flat and rectangular in shape. It is currently occupied by a restaurant/beach bar, The Seaside Grill, and a small commercial building accommodating a retail outlet and an office for Sea Pines Real Estate Company. Because of its beachfront characteristics, the food and beverage outlets and the retail shop have been historically enjoying high traffic volume. The Beach Club food and beverage outlet and the retail outlet represent two of the more lucrative operations in the Sea Pines Resort.

The permitted uses on the subject site include commercial, retail, recreational and institutional. Since residential development is not permissible, and the existing operations contributed significant cash flows historically, we conclude the existing use represents the highest and best use of the site, notwithstanding the potential for expansion and refurbishment.

B. VALUE ESTIMATE

To calculate a value estimate of the Beach Club, we relied on the historical income streams to estimate a reasonable financial result of the food and beverage outlet and the retail outlet, as would be anticipated by a prospective buyer. As the real estate is currently owned by SPA, the historical results did not include any rental payment. However, rent as an occupancy cost is an expense a new business operator would reasonably incur, assuming SPA would retain ownership of the real estate. Therefore, we included rent in the amount of 6% of gross revenues for the food and beverage outlet, and 5% for the retail outlet, to reflect the rent expense that a prospective buyer would have to pay.

From the estimated EBITDA, we apply a multiplier of 4.5 to the food and beverage outlet and 3.0 for the retail outlet, to arrive at the values of the operations. The multipliers used are reasonable based on our analysis of the transactions of some similar operations.

The estimated going-concern value of the Beach Club food and beverage outlet is $851,000 and that of the Beach Club retail is $200,000 as shown in Table IV-33 on the following page.

SECTION FOUR	VI 1

Beach Club

Table IV-33

Beach Club Food & Beverage - As Is

Summarized Historical and 2003 (Forecast) Financial Results

	1999		2000		2001		2002		2003F
Revenues	$353,376	100.0%	$592,766	100.0%	$645,165	100.0%	$707,642	100.0%	$1,050,742	100.0%
less Cost of Sales	98,486	27.9%	180,448	30.4%	196,790	30.5%	205,830	29.1%	302,383	28.8%

Gross Profit	254,890	72.1%	412,318	69.6%	448,375	69.5%	501,812	70.9%	748,359	71.2%
less Operating Expenses
Payroll	61,060	17.3%	144,741	24.4%	158,470	24.6%	162,333	22.9%	272,371	25.9%
Benefits	11,693	3.3%	30,794	5.2%	27,889	4.3%	28,838	4.1%	53,939	5.1%
Other Expenses	32,072	9.1%	106,123	17.9%	129,795	20.1%	130,372	18.4%	162,076	15.4%

Total Operating Expenses	104,825	29.7%	281,658	47.5%	316,154	49.0%	321,543	45.4%	488,386	46.5%
EBITDA	150,065	42.5%	130,660	22.0%	132,221	20.5%	180,269	25.5%	259,973	24.7%

Valuation - Income Approach

	Estimated Stabilized Income
Revenues	$1,050,000	100.0%
less Cost of Sales	305,000	29.0%

Gross Profit	745,000	71.0%
less Operating Expenses
Payroll	273,000	26.0%
Benefits	53,000	5.0%
Rental	63,000	6.0%
Other Expenses	163,000	15.5%

Total Operating Expe	552,000	52.6%
EBITDA	193,000	18.4%
Multiplier	4.5

	868,500
less
Cost of Sale 2%	17,370

Indicated Value	851,130

Indicated Value of Beach Club Food & Beverage - As Is $851,000

SECTION FOUR	VI 2

Beach Club

Table IV-34

Beach Club Retail - As Is

Summarized Historical and 2003 (Forecast) Financial Results

	1999		2000		2001		2002		2003F
Revenues	$160,853	100.0%	$169,939	100.0%	$207,038	100.0%	$220,198	100.0%	$238,604	100.0%
less Cost of Sales	74,402	46.3%	79,958	47.1%	101,155	48.9%	112,699	51.2%	113,770	47.7%

Gross Profit	86,451	53.7%	89,981	52.9%	105,883	51.1%	107,499	48.8%	124,834	52.3%
less Operating Expenses
Payroll	15,672	9.7%	16,640	9.8%	18,912	9.1%	20,444	9.3%	21,779	9.1%
Benefits	3,246	2.0%	3,506	2.1%	4,015	1.9%	4,645	2.1%	5,194	2.2%
Other Expenses	13,745	8.5%	14,855	8.7%	15,509	7.5%	16,317	7.4%	16,606	7.0%

Total Operating Expenses	32,663	20.3%	35,001	20.6%	38,436	18.6%	41,406	18.8%	43,579	18.3%
EBITDA	53,788	33.4%	54,980	32.4%	67,447	32.6%	66,093	30.0%	81,255	34.1%

Valuation - Income Approach

	Estimated Stabilized Income
Revenues	$239,000	100.0%
less Cost of Sales	115,000	48.0%

Gross Profit	124,000	52.0%
less Operating Expenses
Payroll	22,000	9.1%
Benefits	5,000	2.1%
Rental	12,000	5.0%
Other Expenses	17,000	7.0%

Total Operating Expe	56,000	23.4%
EBITDA	68,000	28.5%
Multiplier	3.0

	204,000
less
Cost of Sale 2%	4,080

Indicated Value	199,920

Indicated Value of Beach Club Retail - As Is $200,000

SECTION FOUR	VI 3

Beach Club

C. MARKETABILITY AND LONG TERM RECOMMENDATIONS

The marketability of the Beach Club would be excellent, given that it is one of the few oceanfront commercial properties on Sea Pines Resort. However, as a core asset of SPA, the Beach Club is the only beachfront property owned by Sea Pines Associates, Inc. (SPA) on the plantation. The operations contributed significant cash flows in the past, and are expected to continue to do so. Also, the possible development of a new 100-room hotel across Lighthouse Road at the Plantation Club site will be a positive stimulant to the business operations. Therefore, we recommend SPA retain the ownership of the Beach Club.

SECTION FOUR	VI-4

VII. Rental Management

Sea Pines Rental Management

A.	INTRODUCTION

The Sea Pines rental management business (“Rental Management”) is one of the principal businesses of SPA. Rental Management operates for a fee hundreds of independently owned condominiums, villas and homes located within Sea Pines Resort, including marketing, rental agreements, housekeeping and maintenance. According to the representatives, the number of units contracted with Rental Management has been consistently in the range of 480 to 510 units. It is well established, and generates a significant amount of cash flow to SPA.

The success of the rental management operation correlates with to the overall demand for resort accommodations on Hilton Head Island. The outlook for The Rental Management appears positive. An expected improvement in the hospitality industry should positively impact the rental management business on Hilton Head Island.

B.	VALUE ESTIMATE

The Rental Management operation has experienced a -1.9-percent compound average annual growth rate (“CAAGR”) in total revenue from the fiscal year ending October 1999 through that which is forecast for 2003. Furthermore, due to a -3.2-percent CAAGR in the total cost of sales, EBITDA experienced a 0.7-percent CAAGR over the same time period. The aforesaid performance trends at this operation are consistent with those of lodging properties located in the U.S.

The financial projections for the businesses are based principally upon the historical utilization and performance of the operation. The assumption of a normal operating environment without unreasonable allocation of expenses and costs from the corporate services form the basis for these estimates. Rent as an occupancy cost is an expense a new business operator would reasonably incur, and is not reflected in the historical financial results. Therefore, we included rent in the amount of 5% of gross revenues in “other expenses” to reflect the rent expense that a prospective buyer would have to pay.

From the estimated EBITDA, we apply a multiplier of 5.0 to arrive at the value of the operation. The multiplier is reasonable based on our analysis of the transactions of similar operations.

The going-concern value of the Sea Pines Rental Management is estimated to be $6,730,000 as shown in Table IV-35 on the following page.

SECTION FOUR	VII-1

Sea Pines Rental Management

Table IV-35

Sea Pines Rental Management

Summarized Historical and 2003 (Forecast) Financial Results

	1999		2000		2001		2002		2003F
Rental Revenue	$11,055,901	96.4%	$12,002,485	96.5%	$11,329,809	95.8%	$11,166,114	96.2%	$10,176,386	96.0%
Other Revenue	$414,840	3.6%	$433,672	3.5%	$493,085	4.2%	$439,384	3.8%	$428,245	4.0%

Total Revenue	11,470,741	100.0%	12,436,157	100.0%	11,822,894	100.0%	11,605,498	100.0%	10,604,631	100.0%
less Cost of Sales
Payment to owners	7,554,682	65.9%	8,227,796	66.2%	7,423,973	62.8%	7,267,283	62.6%	6,666,868	62.9%
Other	524,405	4.6%	451,293	3.6%	435,983	3.7%	375,738	3.2%	419,879	4.0%

Total Cost of Sales	8,079,087	70.4%	8,679,089	69.8%	7,859,956	66.5%	7,643,021	65.9%	7,086,747	66.8%
Gross Profit	3,391,654	29.6%	3,757,068	30.2%	3,962,938	33.5%	3,962,477	34.1%	3,517,884	33.2%
less Operating Expenses
Payroll	760,506	6.6%	909,200	7.3%	902,220	7.6%	898,717	7.7%	931,478	8.8%
Benefits	155,662	1.4%	190,115	1.5%	183,899	1.6%	199,336	1.7%	223,517	2.1%
Other Expenses	786,006	6.9%	766,954	6.2%	756,441	6.4%	670,431	5.8%	622,686	5.9%

Total Operating Expenses	1,702,174	14.8%	1,866,269	15.0%	1,842,560	15.6%	1,768,484	15.2%	1,777,681	16.8%
EBITDA	1,689,480	14.7%	1,890,799	15.2%	2,120,378	17.9%	2,193,993	18.9%	1,740,203	16.4%

Valuation - Income Approach

	Estimated Stabilized Income
Rental Revenue	$10,850,000	96.0%
Other Revenue	$452,000	4.0%

Total Revenue	$11,302,000	100.0%
less Cost of Sales
Payment to owners	7,120,260	63.0%
Other	423,825	3.8%

Total Cost of Sales	7,544,000	66.7%
Gross Profit	3,758,000	29.3%
less Operating Expenses
Payroll	904,000	8.0%
Benefits	237,000	2.1%
Other Expenses	1,243,000	11.0%

Total Operating Expe	2,384,000	21.1%
EBITDA	1,374,000	12.7%
Multiplier	5.0

	6,870,000
less
Cost of Sale 2%	137,400

Indicated Value	6,732,600

Indicated Value of Sea Pines Rental Management $6,730,000

SECTION FOUR	VII-2

Sea Pines Rental Management

E.	MARKETABILITY AND LONG-TERM RECOMMENDATIONS

The Rental Management is a very important component of SPA and complements SPA’s core assets as a resort company. This business accounts for approximately 30 percent of the total cash flow to the Company, and there is very little capital investment required to maintain profitability. It is evident that this enterprise greatly enhances shareholders’ value.

As such, we recommend SPA continue to own this operation as it is very important to the long-term success of SPA. This division should only be sold, if and only if, SPA was to be sold in its entirety.

SECTION FOUR	VII-3

VIII. Sea Pines Real Estate Company

Sea Pines Real Estate Company

A. INTRODUCTION

Sea Pines Real Estate Company (“SPREC”) provides third-party transaction services for residential and commercial real estate on Hilton Head Island. It is a slightly diversified but profitable component of SPA. It currently has 14 offices located on Hilton Head Island and in Bluffton on the adjacent mainland. The brokerage is very well established and generates a significant amount of cash flow to SPA. SPREC is reportedly the second-most active real estate brokerage in the state of South Carolina.

The success of SPREC is tied to demand for real estate resales, new development and adaptive re-use. There are many companies servicing the real estate needs on the Island; thus, the brokerage operations are highly competitive. However, there continues to be significant activity in the resale market for residential dwellings. As SPREC is very well-established, coupled with the anticipated recovery in economy and the hospitality industry, the operation’s outlook should remain positive.

B. VALUE ESTIMATE

The real estate brokerage operation has experienced a 2.2-percent compound annual average growth rate (“CAAGR”) in total revenue from the fiscal year ending October 1999 through that which is forecast for 2003. Due to a 3.1-percent CAAGR in the cost of sales and a 2.1-percent CAAGR in total operating costs, EBITDA decreased at a 4.2-percent CAAGR over the same time period.

The financial projections for the businesses are based principally upon the historical utilization and performance of the operation. The assumption of a normal operating environment without unreasonable allocation of expenses and costs from the corporate services form the basis for these estimates. From the estimated EBITDA, we apply a multiplier of 6.00 to arrive at the value of the operation. The multiplier is reasonable based on our analysis of the transactions of similar operations.

The going-concern value of the Sea Pines Real Estate Company is estimated to be $7,606,000 as shown in Table IV-36 on the following page.

SECTION FOUR	VIII-1

Sea Pines Real Estate Company

Table IV-36

Sea Pines Real Estate Company

Summarized Historical and 2003 (Forecast) Financial Results

	1999		2000		2001		2002		2003F
Revenues	$17,275,825	100.0%	$18,922,427	100.0%	$16,592,008	100.0%	$16,230,316	100.0%	$18,855,033	100.0%
less Cost of Sales	12,351,047	71.5%	13,992,669	73.9%	12,223,982	73.7%	11,576,069	71.3%	13,930,521	73.9%

Gross Profit	4,924,778	28.5%	4,929,758	26.1%	4,368,026	26.3%	4,654,247	28.7%	4,924,512	26.1%
less Operating Expenses
Payroll	845,475	4.9%	979,902	5.2%	1,030,400	6.2%	894,615	5.5%	935,348	5.0%
Benefits	170,619	1.0%	215,860	1.1%	287,894	1.7%	216,140	1.3%	223,175	1.2%
Other Expenses	2,155,242	12.5%	2,477,753	13.1%	2,379,749	14.3%	2,172,079	13.4%	2,291,742	12.2%

Total Operating Expenses	3,171,336	18.4%	3,673,515	19.4%	3,698,043	22.3%	3,282,834	20.2%	3,450,265	18.3%
EBITDA	1,753,442	10.1%	1,256,243	6.6%	669,983	4.0%	1,371,413	8.4%	1,474,247	7.8%

Valuation - Income Approach

	Estimated Stabilized Income
Revenues	$17,600,000	100.0%
less Cost of Sales	12,848,000	73.0%

Gross Profit	4,752,000	27.0%
less Operating Expenses
Payroll	932,800	5.3%
Benefits	220,000	1.3%
Other Expenses	2,305,600	13.1%

Total Operating Exp.	3,458,400	19.7%
EBITDA	1,293,600	7.4%
Multiplier	6.00

	7,761,600
less
Cost of Sale 2%	155,232

Indicated Value	7,606,368

Indicated Value of Sea Pines Real Estate Company $7,606,000

SECTION FOUR	VIII-2

Sea Pines Real Estate Company

C. MARKETABILITY AND LONG TERM RECOMMENDATIONS

SPREC is probably the least similar business entity within SPA, as a resort company. However, this business has generated significant cash flow to the company, which has enhanced shareholder value. It accounted for approximately 25 percent of the total cash flow to the Company, and there has been very little capital investment required to maintain the profitability.

To this end, should SPA be required to satisfy significant financial obligations through asset disposition, this division is a logical choice given its value and assumed marketability as a stand-alone enterprise. However, the cash flow position of SPA would be significantly impaired if the sale of the brokerage would not enhance the financial position of the Company sufficiently to generate additional cash flow from other operations.

As such it is recommended that SPA continue to own this operation, which appears to be important to the long-term success of SPA.

SECTION FOUR	VIII-3

IX. Sea Pines Bike Shop

Sea Pines Bike Shop

A. INTRODUCTION

The Sea Pines Bike Shop (“the Bike Shop”) is located at the western fringe of the Plantation Club site. Bicycles are available for hourly, four-hourly, 24-hourly, three-day or weekly rentals for both the public and resort guests. The Bike Shop also offers bike repair services. With 15 miles of trails on the plantation that connect all major activity areas, the Bike Shop complements the visitors’ recreational needs and enhances the resort’s appeal to prospective guests.

B. VALUE ESTIMATE

The Bike Shop achieved a 5.9-percent CAAGR in revenue and a 13.1-percent CAAGR in EBITDA from fiscal year ended October 1999 through that which is forecast for fiscal year 2003, the latter due principally to cost controls.

The financial projections for the businesses are based principally upon the historical utilization and performance of the operation. The assumption of a normal operating environment without unreasonable allocation of expenses and costs from the corporate services form the basis for these estimates. Rent as an occupancy cost is an expense a new business operator would reasonably incur, and is not reflected in the historical financial results. Therefore, we included rent in the amount of 5% of gross revenues to reflect the rent expense that a prospective buyer would have to pay.

From the estimated EBITDA, we apply a multiplier of 2.5 to arrive at the value of the operation. The multiplier is reasonable based on our analysis of the transactions of similar operations.

The going-concern value of the Sea Pines Bike Shop is estimated to be $281,000, including the depreciated value of the bicycles as shown in Table IV-37 on the following page.

SECTION FOUR	IX-1

Sea Pines Bike Shop

Table IV-37

Bike Rental Shop

Summarized Historical and 2003 (Forecast) Financial Results

	1999		2000		2001		2002		2003F
Revenues	$378,806	100.0%	$364,696	100.0%	$384,159	100.0%	$367,045	100.0%	$476,637	100.0%
less Cost of Sales	3,012	0.8%	4,217	1.2%	2,868	0.7%	3,810	1.0%	4,248	0.9%

Gross Profit	375,794	99.2%	360,479	98.8%	381,291	99.3%	363,235	99.0%	472,389	99.1%
less Operating Expenses
Payroll	151,695	40.0%	154,295	42.3%	167,031	43.5%	150,357	41.0%	128,613	27.0%
Benefits	34,337	9.1%	33,945	9.3%	36,374	9.5%	30,134	8.2%	23,787	5.0%
Other Expenses	60,718	16.0%	114,354	31.4%	78,347	20.4%	92,389	25.2%	108,533	22.8%

Total Operating Expenses	246,750	65.1%	302,594	83.0%	281,752	73.3%	272,880	74.3%	260,933	54.7%
EBITDA	129,044	34.1%	57,885	15.9%	99,539	25.9%	90,355	24.6%	211,456	44.4%

Valuation - Income Approach

Estimated Stabilized Income

Revenues	$410,000	100.0%
less Cost of Sales	4,000	1.0%

Gross Profit	406,000	99.0%
less Operating Expenses
Payroll	147,600	36.0%
Benefits	30,800	7.5%
Rental	20,500	5.0%
Other Expenses	92,300	22.5%

Total Operating Expe	291,200	71.0%
EBITDA	114,800	28.0%
Multiplier	2.50

	287,000
less
Cost of Sale 2%	5,740

Indicated Value	281,260

Indicated Value of Bike Rental Shop
$281,000

SECTION FOUR	IX-2

Sea Pines Bike Shop

E. MARKETABILITY AND LONG-TERM RECOMMENDATIONS

Sea Pines Bike Shop is a positive operation in Sea Pines Resort, particularly because the Bike Shop offers guests a more complete resort experience, in addition to a mode of local transportation and exercise without the problems of finding a space to park a vehicle. The Bike Shop is a profitable business for SPA and, because the Bike Shop is a relatively small operation, this business would most likely be purchased with an acquisition of SPA, and not as a single, going-concern operation. The Company would most likely be able to lease, sell and lease-back, or sell the Bike Shop; however, the amount of funds generated for SPA through these financing options is not large enough to justify the disposition of this business as a single asset.

Retaining ownership of the Bike Shop is preferred because this operation augments the appeal of Sea Pines Resort, and total control over the management of the Bike Shop enables SPA to leverage its other businesses.

SECTION FOUR	IX-3

SECTION FIVE
NON-STRATEGIC ASSETS

I. Liberty Oak Parcel B

Liberty Oak Parcel B

A. INTRODUCTION

The Liberty Oak Parcel B is a 1.24-acre parcel of land fronting the Harbour Town Yacht Basin in Harbour Town, which is one of the most frequently visited and desired areas in Sea Pines Resort and on Hilton Head Island.

The land uses surrounding this parcel include principally condominiums, villas, and commercial uses that include retail shopping and restaurants. The subject site is currently unimproved.

Some of the most expensive and desired residences are located in and around Harbour Town; however, there have been few properties built over the past several years due to a lack of available locations and the limit on residential density units allowed for development within Sea Pines Resort.

B. HIGHEST AND BEST USE

The highest and best use for Liberty Oak Parcel B was selected after analyzing the land use options that are legally permissible, physically possible, financially feasible, and maximally productive.

Legally Permissible - Commercial, residential, recreational, and institutional land uses, and ten multi-family residential units of any size are permitted. The ground level of the building must provide parking should it be redeveloped for residential use.

Physically Possible - The site comprises a total of 1.24 acres of land in a generally flat, irregular-shaped parcel. Commercial, residential, or recreational land uses are physically possible given the size and physical configuration of the site.

Financially Feasible and Maximally Productive - There are only 55 residential density units available for future development in Sea Pines. However, due to size limitations of the subject site, only ten residential density units are permitted for Liberty Oak Parcel B. There are few parcels of land in Harbour Town, or in Sea Pines Resort, that are waterfront and/or in Harbour Town, and the subject site benefits from both features. Retailers are more concerned about discretionary spending patterns of local residents/visitors and traffic flow and less so about view premiums, while homebuyers are very concerned about views and the prestige of a location.

Pre-owned waterfront homes on Hilton Head Island, and particularly in high-end plantations and other areas, sell for generally over $1.0 million, depending on the location, size and quality of the residence. While high-quality retail space is in high-demand, flood and parking requirements limit the practicality and feasibility of a retail development on the subject site. A high-quality, high-end residential

SECTION FIVE	I-1

Liberty Oak Parcel B

development on the subject site is expected to generate between $1.25 and $1.56 million per three- and four-bedroom condominium unit, respectively; therefore, the highest and best use of Liberty Oak Parcel B is for the development of ten high-end, wholly-owned condominiums.

C. VALUE ESTIMATE

The as-is value estimate for Liberty Oak Parcel B was calculated based upon the land residual technique, which attributes a value to the land based upon developing the parcel of land to its highest and best use.

Estimated construction costs, including an 18-percent developer’s profit, were deducted from the estimated sales of the ten units. The condominium development is recommended to include seven three-bedroom dwellings and three four-bedroom units, with a total gross building area of approximately 36,500 square feet.

The marketing period is estimated to be six months or less for each condominium.

Table V-I on the following page illustrates the calculation of the value of the land via the land residual technique.

SECTION FIVE	I-2

Liberty Oak Parcel B

Table V-1

Liberty Oaks Parcel B
Land Value Estimate

Development Concept

Residential Unit Type	Unit Mix	Gross Building Area	Total Building Area
3BR/3B	7	3,500	24,500
4BR/4B	3	4,000	12,000

Average/Total	10	3,650	36,500

Projected Income

Residential Unit Type	Sale Price Per Unit	Unit Mix	Total Sales
3BR/3B	$1,250,000	7	$8,750,000
4BR/4B	$1,560,000	3	$4,680,000

Average/Total	$1,343,000	10	$13,430,000

Projected Development Costs Excluding Land

Residential Unit Type	Costs Per Unit*	Unit Mix	Total Cost Per Unit Type
3BR/3B	$806,224	7	$5,643,571
4BR/4B	$921,399	3	$2,764,198

Average/Total	$840,777	10	$8,407,769

Estimated Land Value

Land Value	Residential Units	Value/Unit	% of Total Cost
$2,975,000	10	$297,500	22.2%

Developer’s Incentive

Incentive	% Return to Developer
$2,047,231	18.0%

TOTAL ALL-IN DEVELOPMENT COSTS	$13,430,000

SECTION FIVE	I-3

Liberty Oak Parcel B

E. MARKETABILITY AND RECOMMENDATION

Liberty Oak Parcel B is considered to be a non-strategic asset for SPA, as development of this parcel would not significantly affect the Company’s growth and/or disposition strategy.

The parcel is considered very valuable and selling this land appears to be very achievable. Since the land should not be developed with resort-oriented uses, there is no negative impact that selling this parcel would cause to SPA, other than the costs of potential litigation likely to ensue when development plans are made public. The Company should consider the economic appeal of developing the units if no external financial constraints are imposed on SPA.

The Company has the option of selling the land without the ten density units; thus, SPA could retain the ability to develop these units on other parcels of land. However, this strategy would not maximize the value of the subject parcel; using the units on other developable parcels does not appear economically justifiable, given the market appeal of developing the residential units on Liberty Oak Parcel B.

SECTION FIVE	I-4

II. Liberty Oak Parcels C & D

Liberty Oak Parcels C & D

A. INTRODUCTION

Liberty Oak Parcels C & D represent 3.43 acres of land located behind Liberty Oak Parcel B, which is situated overlooking the marina in Harbour Town.

The land surrounding this parcel is principally undeveloped, and nearby uses include residential and commercial. A moderately utilized children’s playground is the only improvement on the site, and the playground does not occupy the entire parcel of land.

Some of the most expensive and desired homes on Hilton Head Island are located in and around Harbour Town; however, there have been few properties built over the past several years due to a lack of available locations and few residential density units allowed for development within Sea Pines Resort. Furthermore, retailers in Harbour Town have been successful because of the amount of traffic in and around the shopping area, and relative affluence of the typical resident of and visitor to Sea Pines.

B. HIGHEST AND BEST USE

The highest and best use for Parcels C & D was selected after analyzing the land use options that are legally permissible, physically possible, financially feasible, and maximally productive. Due to the configuration and adjacency of these parcels, the highest and best use is for the two parcels to be combined.

Legally Permissible - Parking, commercial, residential, recreational, and institutional are legally permitted uses. The site is subject to non-exclusive easements for parking accommodations; however, parking spaces may be relocated within Harbour Town to facilitate development.

Physically Possible - The site comprises a total of 3.43 acres of land in a generally flat, regular-shaped parcel. Most real estate uses are physically possible given the size and physical configuration of the site.

Financially Feasible and Maximally Productive - There are only 55 residential density units available for future development within the plantation. Residential and commercial uses appear to be the most financially feasible and maximally productive, depending on the allocation of residential units elsewhere within the plantation. It appears that some of the residential units would create more land value on other parcels in and near Harbour Town. In addition, there is a waiting list for retailers who seek available space in Harbour Town, and lease rates in Harbour Town are higher than elsewhere on the Island. A mixed-use residential, retail and parking development on this parcel would provide the highest cumulative land value to the other parcels considered as non-strategic SPA assets, based upon a series of analyses performed to determine the optimum strategy for the undeveloped land within Sea Pines Plantation. A development with 25 residential units, approximately 10,000 square feet of retail space and 100 parking spaces is recommended.

SECTION FIVE	II-1

Liberty Oak Parcels C & D

In addition to the recommended development, a playground must still be provided on this site per a land-use restriction.

C. VALUE ESTIMATE

The value of Liberty Oak Parcels C&D is enhanced with the inclusion of retail space given the market appeal for additional shopping in Harbour Town. It appears that the income from selling the residential units would not sufficiently offset the cost of providing at-grade parking on the lowest level of this prospective development. However, the addition of approximately 10,000 square feet of retail space on the second level would provide economic justification for the mixed-use project.

The as-is value estimate for Liberty Oak Parcels C&D was calculated based upon the land residual technique, which attributes a value to the land based upon developing the parcel of land to its highest and best use.

Estimated construction costs as provided by Marshall & Swift’s Marshall Valuation Service, in addition to an 18-percent developer’s incentive, were deducted from a five-year discounted cash flow valuation analysis. It is assumed that the retail development would be approximately 10,000 square feet of net rentable area, and the rent for triple-net terms would be $35 per square foot. Per Beaufort County requirements, there must be four parking spaces provided for every 1,000 square feet of floor space, resulting in 40 spaces needed for parking accommodations for retail customers. A total of 100 surface parking spaces between Parcels C & D appears developable and satisfies parking requirements.

The calculation of the value of the land via the land residual technique is shown in Table V-2 on the following page.

SECTION FIVE	II-2

Liberty Oak Parcels C & D

TABLE V-2

Liberty Oaks Parcels C & D
Land Value Estimate

Development Concept
Mixed-Use Residential, Retail and Parking
Key Inputs
Residential Units	25
Retail Space	10,000
At-Grade Parking Spaces	97
Rent/Square Foot of Retail - Triple Net	$35
Parking Utilization and Fees	40 Rentable Spaces; 80 percent utilization; $8.00 per day
Annual Rent/Parking Fee Growth	5.0%
Investment Rates	Retail	Parking
IRR/Discount Rate	11%	9.5%
Terminal Capitalization Rate	8%	6.5%

Residential Use

Residential Unit Type	Unit Mix	Gross Building Area	Total Building Area
2BR/2B	5	3,000	15,000
3BR/3B	13	3,540	46,020
4BR/4B	7	4,080	28,560

Average/Total	25	2,983	74,580

Projected Income

Residential Unit Type	Sale Price Per Unit	Unit Mix	Total Sales
2BR/2B	$750,000	5	$3,750,000
3BR/3B	$950,000	13	$12,350,000
4BR/4B	$1,150,000	7	$8,050,000

Average/Total	$966,000	25	$24,150,000

Projected Development Costs Excluding Land

Residential Unit Type	Costs Per Unit*	Unit Mix	Total Cost Per Unit Type
2BR/2B	$568,409	5	$2,842,044
3BR/3B	$673,972	13	$8,761,642
4BR/4B	$779,536	7	$5,456,753

Average/Total	$682,418	25	$17,060,439

Contributory Value of Retail and Parking Uses (Support on Following Page)

	Retail	Parking
Value Estimate	$2,957,692	$1,217,416
Developments Costs - Exluding Land and Developer’s Incentive	$1,338,750	$1,558,305

Income Available for Land and Developer’s Incentive	$1,618,942	$(340,889)

Estimated Land Value

Land Value	Residential Units	Value/Unit	% of Total Cost
$4,050,000	25	$162,000	14.3%

Developer’s Incentive

Incentive	% Return to Developer
$4,317,614	18.0%

TOTAL DEVELOPMENT INCOME	$28,325,109

TOTAL ALL-IN DEVELOPMENT COSTS	$28,325,109

SECTION FIVE	II-3

Liberty Oak Parcels C & D

Table V-3

Liberty Oaks Parcels C & D
Retail and Parking Contributory Value Support

Discounted Cash Flow Analysis — Retail

Net Operating Income	Future Year Dollars	Present Value Factor	Present Value Dollars
Year 1	$203,175	0.90090	$183,041
Year 2	$237,038	0.81162	$192,385
Year 3	$248,889	0.73119	$181,986
Year 4	$261,334	0.65873	$172,149
Year 5	$274,401	0.59345	$162,843
Reversion	$3,601,507	0.59345	$2,137,319
		Net Present Value*	$2,957,692

Parking Assumptions**

Year One
Rentable Spaces	40
Cars per Day	32
Per Day	$8.00
Revenue per Year	$93,440
Expense Ratio	$20%

NOI	$74,752

Discounted Cash Flow Analysis — Parking

Net Operating Income	Future Year Dollars	Present Value Factor	Present Value Dollars
Year 1	$74,752	0.91324	$68,267
Year 2	$78,490	0.83401	$65,461
Year 3	$82,414	0.76165	$62,771
Year 4	$86,535	0.69557	$60,191
Year 5	$90,862	0.63523	$57,718
Reversion	$1,467,763	0.63523	$932,364
		Net Present Value*	$1,217,416

*Net of selling costs of 2%

**Rentable spaces, cars per day, and parking fee per day are derived from assumptions that include weighting hourly/day use, seasonal changes in utilization, and hourly/day fees.

SECTION FIVE	II-4

Liberty Oak Parcels C & D

E. MARKETABILITY AND RECOMMENDATION

Liberty Oak Parcels C&D should be marketed as a mixed-use development opportunity. The sites are considered non-strategic assets of SPA; therefore, the disposition and subsequent development of these parcels would not significantly impact the value of the Company.

The parcels are considered valuable, particularly as recommended herein, and selling the land appears to be achievable. Since the land cannot be developed with resort-oriented uses, there is no negative impact that selling these parcels would cause to SPA. The Company should consider the economic appeal of developing the units should no external financial constraints be imposed on SPA.

The marketability of the subject parcels is greatest for a mixed-use development that should consist of 25 residential units, approximately 10,000 square feet of retail space, and necessary parking space. This type of development is not very common on Hilton Head Island; however, if it were built correctly, the development would be received well in the market. Thus, the recommendation for Liberty Oak Parcels C&D is for residential, moderately high-end retail, and supporting parking.

SECTION FIVE	II-5

III. Artist Area Parcels A & B

Artist Area Parcels A & B

A. INTRODUCTION

Artist Parcels A & B (“Parcel A” and “Parcel B”, respectively) represent a 2.49-acre-parcel and 1.11-acre-parcel, respectively, located fronting Lighthouse Road and adjacent to Tidal Lagoon near Harbour Town in Sea Pines Plantation.

The land surrounding this parcel is principally undeveloped, and nearby uses include residential and commercial. Parcel A is the more developable of the two parcels because of its configuration and size, while Parcel B’s size and configuration limit the development potential of this site.

Some of the most expensive and desired homes on Hilton Head Island are located in and around Harbour Town; however, there have been few properties built over the past several years due to a lack of available locations and few residential density units allowed for development within Sea Pines Resort. Furthermore, retailers in Harbour Town have been successful because of the amount of traffic in and around the shopping area, and relative affluence of the typical resident of and visitor to Sea Pines.

B. HIGHEST AND BEST USE

The highest and best use for Parcels A & B was selected after analyzing the land use options that are legally permissible, physically possible, financially feasible, and maximally productive.

Legally Permissible (Parcel A) – Permitted uses include parking, commercial, residential, recreational, and institutional. Twenty-four multi-family residential units of any size are allowed on this parcel. This parcel is subject to an easement for 68 parking spaces that support the Inn at Harbour Town; however, the easement is transferable to a different site, e.g., Parcel B.

Legally Permissible (Parcel B) – Permitted uses include parking, commercial, residential, recreational, and institutional.

Physically Possible (Parcel A) - The site comprises a total of 2.49 acres of land in a generally flat, irregular-shaped parcel. Most real estate uses are physically possible given the size and physical configuration of the site.

Physically Possible (Parcel B) - The site comprises a total of 1.11 acres of land in a generally flat, irregular, L-shaped parcel. Most real estate uses are not physically possible given the size and physical configuration of the site. Parking and recreational uses appear to be most appropriate on Parcel B; approximately 130 parking spaces can be configured on this site.

Financially Feasible and Maximally Productive (Parcel A) - There are only 58 residential density units available for future development within the plantation. However, due to size limitations of the subject site, only 24 residential density units are permitted for Parcel A. Residential and commercial uses appear to be

SECTION FIVE	III-1

Artist Area Parcels A & B

the most financially feasible and maximally productive, depending on the allocation of residential units elsewhere within the plantation. It appears that the residential units would create more land value on other parcels in and near Harbour Town. In addition, there is a waiting list for retailers who seek available space in Harbour Town, and lease rates in Harbour Town are higher than elsewhere on the Island. A retail development on this parcel would be within easy walking distance of the other retail facilities in Harbour Town; therefore, we conclude the highest and best use for Artist Area Parcel A is for retail use.

Financially Feasible and Maximally Productive (Parcel B) – Parcel B appears to satisfy this highest and best use test with parking. Due to a variety of easements and land covenants, there must be approximately 68 ground-level parking spaces provided to guests at the Inn at Harbour Town. Furthermore, it makes the most economic sense to use Parcel B for parking because the values of the other developable parcels in and around Harbour Town are maximized with uses that do not include the 100-space parking burden.

The highest and best use of Parcel A is for the development of high-end retail space, and the highest and best use of Parcel B is for parking use.

C. VALUE ESTIMATE

The values of Parcel A and Parcel B are enhanced when the two sites are used for complementary purposes. Otherwise, the values of the sites would be significantly lower if, for example, a developer acquired Parcel A only and then had to scale back the size of the retail development to accommodate the parking needs that otherwise could have been accommodated on Parcel B.

The as-is value estimate for Artist Area Parcels A and B was calculated based upon the land residual technique, which attributes a value to the land based upon developing the parcel of land to its highest and best use.

Estimated construction costs as provided by Marshall & Swift’s Marshall Valuation Service, in addition to an 18-percent developer’s incentive, were deducted from a five-year discounted cash flow valuation analysis. It is assumed that the retail development would be approximately 53,000 square feet of net rentable area, and the rent for triple-net terms would be $25 per square foot. Per Beaufort County requirements, there must be four parking spaces provided for every 1,000 square feet of floor space, resulting in 212 spaces needed for the approximately 53,000-square-foot retail center that is assumed to be developable and feasible on Parcel A. A total of 312 surface parking spaces between Parcels A & B appears developable. Parking fees are not included in the analysis below.

The calculation of the value of the land is shown in Table V-4 on the following page.

SECTION FIVE	III-2

Artist Area Parcels A & B

TABLE V-4

Artists Parcel A & B
Land Value Estimate*

Development Concept

     Retail Strip Center or Similar

Key Inputs

Gross Building Area	70,500
Net Rentable Area	52,875
% Rentable	75%
Rent/Square Foot - Triple Net (2005 Dollars)	$25
Annual Rent Growth	5.0%
IRR/Discount Rate	11.5%
Terminal Capitalization Rate	8.5%

Projected Income/Expenses

Year One
Revenue	$1,346,607
Expenses	$367,869

NOI	$978,739

Projected Development Costs Excluding Land

Total Development Costs**	Costs Per Square Foot
$6,349,421	$90.06

Estimated Land Value

Land Value	Value per Square Foot
$1,740,000	$11.10

Developer’s Incentive

Incentive	% Return to Developer
$1,775,000	18.0%

TOTAL ALL-IN DEVELOPMENT COSTS	$9,864,000

Discounted Cash Flow Analysis

Net Operating Income	Future Year Dollars	Present Value Factor	Present Value Dollars
Year 1	$978,739	0.72140	$706,061
Year 2	$1,027,676	0.64699	$664,900
Year 3	$1,079,059	0.58026	$626,139
Year 4	$1,133,012	0.52042	$589,638
Year 5	$1,189,663	0.46674	$555,264
Reversion	$14,401,921	0.46674	$6,721,967
		NET PRESENT VALUE	$9,900,000

*First year opened is assumed to be 2005

**Includes cost of surface parking on Parcels A & B

SECTION FIVE	III-3

Artist Area Parcels A & B

E. MARKETABILITY AND RECOMMENDATION

Artist Parcels A & B should be marketed not only as a package for retail use (Parcel A) and supporting parking (Parcel B), but also with the parking covenant that allows parking accommodations for approximately 68 spaces for the Inn at Harbour Town. The two sites are considered non-strategic assets of SPA; therefore, the disposition and subsequent development of these parcels would not significantly impact the value of the Company.

The parcels are considered valuable, particularly as a package, and selling the land appears to be achievable. Since the land cannot be developed with resort-oriented uses, there is no negative impact that selling these parcels would cause to SPA. The Company should consider the economic appeal of developing the units should no external financial constraints be imposed on SPA.

The marketability of the subject parcels is greatest for residential development; however, the value of the other unimproved parcels owned by SPA appears to be maximized with Artist Area Parcels A and B as retail/commercial uses. The success of a retail development appears likely given the current market conditions for high-end retail in and around Harbour Town; thus, the recommendation for Artist Area Parcels A & B is for high-end retail and supporting parking.

SECTION FIVE	III-4

IV. Cottage Site, Saddlebag Site and The Harbour Town Bakery

Cottage Site, Saddlebag Site and The Harbour Town Bakery

A. INTRODUCTION

The Cottage Site and the Saddlebag Site adjoin each other in Harbour Town, with the Harbour Town Bakery/Deli situated on the Cottage Site in a small retail building. Because of their locations, these three assets are discussed collectively in this section.

The Cottage Site measures 0.62 acres fronting Lighthouse Road to the south. It is irregular in shape and adjoins the Artists Area Parcel A to the east and the Saddlebag Site to the north and west. The Saddlebag Site is an irregularly shaped, 1.36-acre tract of land that has minimal frontage on Lighthouse Road. Currently, the one-and-one-half story Saddlebag Building occupied by an art gallery is sitting on the site. Sandwiched between the Cottage Site and the Saddlebag Site is an out-parcel site of 0.07 acre occupied by C.Q.’s Restaurant. There is also another out-parcel of 0.06 acres at the northeastern end of the Saddlebag Site with a Sea Loft unit on the site. Surface parking on unimproved land is the predominant use of these sites.

B. HIGHEST AND BEST USE ANALYSIS – AS IF VACANT

Legally Permissible The permitted uses on the Cottage Site and the Saddlebag Site include parking, commercial, residential, recreational and institutional.

Physically Possible The Cottage Site and the Saddlebag Site measure 0.62 and 1.36 acres, respectively. Although the sites are irregular in shape, parking, commercial, residential, recreational and institutional uses are possible. However, we note that the out-parcel owners would likely claim an easement by prescription for access, which will affect the value and the possible use of the sites.

Financially Feasible and Maximally Productive The Cottage Site and the Saddlebag Site are located across Lighthouse Road from the main Harbour Town concentration of retail and restaurant facilities and Liberty Oak Parcels C and D, which are currently used for surface parking and a children’s playground. The two sites are also adjacent to some residential villas and condominiums and Marriott’s Harbour Club interval ownership vacation club. As the existing buildings on the sites do not appear to contribute value to the land, the possible highest and best uses are commercial and residential developments. However, the irregular shape of the sites and the probable easement, particularly the Saddlebag Site, limits the number of residential units that could physically fit on the sites. It is estimated that eight residential units could be built on the Saddlebag Site and the six residential units on the Cottage Site. The calculations in Table V-5 on the following page reflect the value estimate of the sites, assuming residential uses.

SECTION FIVE	IV-1

Cottage Site, Saddlebag Site and The Harbour Town Bakery

Table V-5
Value Estimate of Land, Assuming Residential Uses

	Cottage	Saddlebag
Value estimate of land per residential unit	$75,000	$75,000
Less
Purchase price for density units	$47,925	$47,925
Net value of land per residential unit	$27,075	$27,075
Number of residential units	6	8
Value estimate of land, assuming residential	$162,450	$216,600

The value estimates are lower than the value estimates assuming commercial uses for the sites, as will be discussed in the following section. Also, to maximize the overall value of the developable parcels in the entire Sea Pines Resort, the residential units will create more value on other sites as recommended in this report. Therefore, the highest and best use of the sites would be for commercial development.

C. VALUE ESTIMATE

We have reviewed the appraisal report prepared by Dight L. Oliff, MAI dated June 12, 2003 for the Cottage Site and the Saddlebag Site. The appraiser has adopted the sales comparison approach, and made adjustments from selected comparable sales. The adjustments appeared to be reasonable.

To further verify the appraiser’s opinion of value, we also conducted a residual land value analysis, as shown in Table V-6 below. The value conclusions are similar to the value estimated by the appraiser.

Table V-6

Cottage and Saddlebag Site - Assume Retail Development

	Cottage Site	Saddlebag Site
	4,000 sq. ft.	7,000 sq. ft.
Retail Space Values $280/s.f.	$1,120,000	$1,505,000
less
Construction Costs	560,000	680,000
Indirect Costs @ 10% of construction costs	56,000	68,000
Developer’s Profit @ 20% of construction costs	112,000	136,000

Residual Land Value	$392,000	$621,000

SECTION FIVE	IV-2

Cottage Site, Saddlebag Site and The Harbour Town Bakery

Therefore, we concur with the appraiser’s opinion of value of the two sites:

Cottage Site	:	$400,000 (Four Hundred Thousand Dollars)
$650,000 per acre

Saddlebag Site	:	$610,000 (Six Hundred Ten Thousand Dollars)
$450,000 per acre

D. HARBOUR TOWN BAKERY

To calculate a value estimate of the Harbour Town Bakery, we relied on the historical income streams to estimate a reasonable result of the operation, as would be anticipated by a prospective buyer. As the real estate is currently owned by SPA, the historical results did not include any rental payment. However, rental payment is an expense the new business operator will reasonably incur. Therefore, we have included an additional amount in the “other expenses” to reflect the rental expense that the prospective buyer would have to pay. From the estimated Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), we apply a multiplier of 2.75 to arrive at the value of the operation. The multiplier is reasonable based on our analysis of the transactions of similar operations.

The going-concern value of the Harbour Town Bakery is estimated to be $97,000 as shown in Table V-7 on the following page.

SECTION FIVE	IV-3

Cottage Site, Saddlebag Site and The Harbour Town Bakery

Table V-7

Harbour Town Bakery

Summarized Historical and 2003 (Forecast) Financial Results

	1999		2000		2001		2002		2003F
Revenues	$115,352	100.0%	$313,701	100.0%	$283,629	100.0%	$372,615	100.0%	$417,786	100.0%
less Cost of Sales	43,098	37.4%	113,058	36.0%	89,488	31.6%	122,195	32.8%	133,854	32.0%

Gross Profit	72,254	62.6%	200,643	64.0%	194,141	68.4%	250,420	67.2%	283,932	68.0%
less Operating Expenses
Payroll	31,623	27.4%	120,388	38.4%	107,187	37.8%	128,871	34.6%	138,975	33.3%
Benefits	5,525	4.8%	22,958	7.3%	19,402	6.8%	26,672	7.2%	29,347	7.0%
Other Expenses	3,169	2.7%	44,613	14.2%	47,735	16.8%	53,630	14.4%	57,545	13.8%

Total Operating Expenses	40,317	35.0%	187,959	59.9%	174,324	61.5%	209,173	56.1%	225,867	54.1%
EBITDA	31,937	27.7%	12,684	4.0%	19,817	7.0%	41,247	11.1%	58,065	13.9%

Valuation-Income Approach

		Estimated Stabilized Income
	Revenues	$418,000	100.0%
less	Cost of Sales	134,000	32.0%

	Gross Profit	284,000	68.0%
less	Operating Expenses
	Payroll	140,000	33.5%
	Benefits	29,000	7.0%
	Other Expenses	79,000	19.0%

	Total Operating Expe	248,000	59.3%
	EBITDA	36,000	8.6%
	Multiplier	2.75

		99,000
	less
	Cost of Sale 2%	1,980

	Indicated Value	97,020

Indicated Value of Harbour Town Bakery $97,000

SECTION FIVE	IV-4

Cottage Site, Saddlebag Site and The Harbour Town Bakery

E. MARKETABILITY AND LONG TERM RECOMMENDATIONS

The Cottage Site and the Saddlebag Site are considered as non-strategic assets of Sea Pines Associates, Inc. (SPA). Due to its proximity to Harbour Town, and one of the few sites available for retail/commercial development on the plantation, the marketability is expected to be excellent. We recommend SPA sell the two sites together, but we do not expect any significant plottage (increment in value) to result from the assemblage. The 0.07-acre out-parcel (currently occupied by C.Q.’s Restaurant) sandwiched between the two sites would eliminate any benefits derived from the site assemblage.

Disposing of the sites would require SPA either to give up or to relocate the operation of Harbour Town Bakery/Deli, which will mean either the elimination of an income source or the incurrence of the cost to relocate. The net cash flow from the operation, although not significant, has been historically positive. Therefore, SPA may consider retaining the operation, possibly at new retail facilities if developed on Artists Area Parcel A.

SECTION FIVE	IV-5

V. Sea Pines Center Parcels C-1 and C-4

Sea Pines Center Parcels C-1 & C-4

A. INTRODUCTION

The Sea Pines Center C-1 and C-4 Sites (“The Sea Pines Center Site”) contain two adjoining parcels measuring 1.41 acres in total. This irregularly shaped land is directly fronting Lighthouse Road and is adjacent to the Sea Pines Center, a retail center with salon, restaurants and other retail shops. Other developments in the surrounding area include residential villas, condominiums and tennis courts. It is currently undeveloped and heavily wooded with mature pines and scattered hardwood species.

B. HIGHEST AND BEST USE ANALYSIS – AS IF VACANT

Legally Permissible The permitted uses on the Sea Pines Center Site include parking, commercial, residential, recreational and institutional.

Physically Possible The Sea Pines Center Site measure 1.41 acres. Although the sites are irregular in shape, parking, commercial, residential, recreational and institutional uses are possible.

Financially Feasible and Maximally Productive The Sea Pines Center Site is considered average in quality for residential development because of its proximity to Sea Pines Center, a commercial operation, and its distance from centers of activity such as Harbour Town and the golf courses. As there is only a limited number of residential density units available on the plantation, it is appropriate to place the residential units on other sites that are more conducive for residential developments and value enhancement of the land parcels. The following calculations show the value estimate of the site, assuming residential uses.

Table V-8
Value Estimate of Land, Assuming Residential Uses

Sea Pines Center Site
Value estimate of land per residential unit	$55,000
Less
Purchase price for density units	$47,925
Net value of land per residential unit	$7,075
Number of residential units	10
Value estimate of land, assuming residential	$70,750

The value estimates are lower than the value estimates assuming commercial uses for the site, as will be discussed below. Also, to maximize the overall value of the developable parcels in the entire Sea Pines Resort, the residential units will create more values on the other sites as recommended in this report. Therefore, the highest and best use of the sites would be for commercial development.

SECTION FIVE	V-1

Sea Pines Center Parcels C-1 & C-4

C. VALUE ESTIMATE

We reviewed the appraisal report prepared by Dight L. Oliff, MAI dated June 12, 2003 for the Cottage Site and the Saddlebag Site. The date of appraisal was June 10, 2003. The appraiser has adopted the sales comparison approach, and made adjustments from selected comparable sales. The adjustments appeared to be reasonable.

To further verify the appraiser’s opinion of value, we also conducted a residual land value analysis, as shown in Table V-9 below. The value conclusion is similar to the value estimated by the appraiser.

Table V-9

Sea Pines Center Site-Assume Retail Development

Retail Space
10,000 sq. ft.
Retail Space Value @ $150 per sq. ft.	$1,500,000
less
Construction Costs $51/sf	750,000
Indirect Costs @ 10% of construction costs	75,000
Developer’s Profit @ 20% of construction costs	150,000

Residual Land Value	$525,000

Therefore, we concur with the appraiser’s opinion of value of the site:

Sea Pines Center Site	:	$560,000 (Five Hundred Sixty Thousand Dollars)
$400,500 per acre

D. MARKETABILITY AND LONG TERM RECOMMENDATIONS

The marketability of the sites is considered average, because of the substandard location. We also understand that there are some vacancies in the Sea Pines Center located adjacent to the site. These sites are considered non-strategic assets of SPA; therefore, the disposition and subsequent development of these parcels would not significantly impact the value of the Company. We recommend SPA sell the sites or hold for future commercial development.

SECTION FIVE	V-2

SECTION SIX
OTHER REAL ESTATE

I. Lawton Stables

Lawton Stables

A. INTRODUCTION

The Lawton Stables, which comprise a 21.786-acre tract of land fronting Plantation Drive, is located in the middle of the Sea Pines Resort. Adjacent to the Stables is an open space restricted for residents’ farming and gardening. It is located in a predominantly residential area with minimal commercial activities.

It is our understanding that the permitted uses on the Lawton Stables tract are very restrictive. SPA could designate eight acres within the 21-acre tract for recreational facilities, but the latter can only be operated as a private membership club with membership restricted to property owners within Sea Pines Plantation. The rest of the tract is governed by the 1983 Lawton Stables and Water Tower Park Beach Club Covenants, which prohibit any single or multi-family residential use, shopping centers, inns, hotels, motels, or other commercial facilities. With such restrictive covenants, new development on the site is not likely to be feasible. Therefore, we assume the Lawton Stables site would likely remain in its current use for the foreseeable future.

B. VALUE ESTIMATE

The land is currently leased to a third-party operator at an annual rental of $30,000 plus 10 percent of the gross sales over $300,000. To estimate the value of the Lawton Stables, we have adopted the direct capitalization approach, using a capitalization rate of 17 percent on the estimated rental of $36,000 per annum. Capitalization rates for real estate are typically lower. However, because of the restrictions imposed on the land, a buyer is likely to pay a lower price relative to that which would typically be expected for a stable. The following shows the calculations of the value estimate.

Annual Rental	$36,000
Capitalization Rate @ 17%	5.88235

Value Estimate (rounded)	$210,000

C. MARKETABILITY AND RECOMMENDATION

The marketability of the Lawton Stables as a stand-alone asset is expected to be poor due to the highly restrictive covenants imposed on the site. Disposing of the property does not contribute significant cash to fulfill SPA’s financial obligations. Therefore, it is appropriate that SPA retain the ownership of the Lawton Stables, and continue to lease to a third-party operator. This parcel is expected to be sold only if SPA was to be sold in its entirety.

SECTION SIX	I-1

II. WELCOME CENTER

Welcome Center

A. INTRODUCTION

The Sea Pines Welcome Center is located at the entrance of the resort, before Greenwood Gate. We were provided with the information that the Welcome Center contains net rentable area of about 20,000 square feet and sits on a 6.02-acre tract of land. SPA owns and occupies the entire building as its corporate office, with a small office area on the ground level occupied by one of the Sea Pines Real Estate Company offices. Guests staying in rented villas or private homes in Sea Pines Resort check into the Resort at the Welcome Center prior to entering the resort itself.

B. VALUE ESTIMATE

The permitted uses include commercial and institutional. The building appears to be in good working condition with ample parking. If SPA sells the Welcome Center, we assume that SPA would enter into a sale and leaseback arrangement with the buyer to use the building for continued operations. Therefore, we have calculated the value estimate based on this assumption.

Based on our conversations with experienced commercial brokers, typical triple-net rental rates (net of property taxes, insurance and maintenance) on Hilton Head Island range from $18 per square foot for older but high quality office space to $22 per square foot for newly constructed office space. Therefore, a prospective buyer of the Welcome Center should reasonably obtain a rental income of $18 per square foot.

According to Real Estate Research Corporation (RERC) Investment Survey Fall 2003 Issue, going-in capitalization rate for office development in suburban area ranges from 8.0 to 10.0 percent, with a weighted average of 9.0 percent. Performance of offices on Hilton Head Island is generally inferior to that of residential and retail uses and other suburban office parks in general. However, as SPA will be considered as a tenant with good credit, a reasonable capitalization rate of 10.0 percent is considered appropriate.

The following shows the calculations of the value of the Welcome Center.

Annual Net Rental per sq. ft.	$18
Net Rentable Area (sq. ft.)	20,000

Annual Net Rental Income	$360,000
Capitalization Rate @ 10.0%	10

Value Estimate (rounded)	$3,600,000

SECTION SIX	II-1

Welcome Center

C. MARKETABILITY AND RECOMMENDATION

The marketability of the Welcome Center is considered good, given the limited supply of commercial land for the area. Also, commercial uses, which include retail and offices, are permitted uses on the land. The potential for future redevelopment would be an attractor for prospective buyers. To fulfill SPA’s financial obligations, we recommend SPA consider selling the property and leasing it back for its continued business operation.

SECTION SIX	II-2